                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549



                                 FORM 8-K/A-1

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report:  January 5, 2001

                     Insight Communications Company, Inc.
            (Exact name of Registrant as specified in its charter)

        Delaware                   0-26677                         13-4053502
(State of incorporation)     (Commission File No.)      (IRS Employer Identification No.)

                                 810 7th Avenue
                            New York, New York 10019
                    (Address of principal executive offices)

                 Registrant's telephone number:  (917) 286-2300

Item 2.   Acquisition or Disposition of Assets

     On January 5, 2001, Insight Communications Company, L.P. ("Insight LP"), the general partner of Insight Midwest, L.P. ("Insight Midwest"), consummated various agreements with AT&T Broadband, LLC and its affiliates ("AT&T Broadband") resulting in the contribution to Insight Midwest of additional cable television systems serving approximately 530,000 customers. Pursuant to such agreements, the following transactions occurred on January 5, 2001 (the "Transactions"):

 . Insight LP exchanged its Claremont, California system for AT&T Broadband's system in Freeport, Illinois;

 .  Insight LP purchased from AT&T Broadband systems serving approximately
   100,000 customers in Illinois;

 .  Insight LP contributed to Insight Midwest the systems purchased from AT&T
   Broadband, as well as all of its other systems not already owned by Insight Midwest, including the aforementioned Freeport, Illinois system (comprising in total approximately 180,000 customers);

 . AT&T Broadband contributed to Insight Midwest systems located in Illinois serving approximately 250,000 customers.

     Both Insight LP and AT&T Broadband contributed their respective systems to Insight Midwest subject to an amount of indebtedness so that Insight Midwest remains equally owned by Insight LP and AT&T Broadband. Insight LP continues to serve as the general partner of Insight Midwest and manages and operates the Insight Midwest systems.

     In conjunction with the Transactions, a subsidiary of Insight Midwest, which subsidiary serves as a holding company for all of Insight Midwest's systems other than the Columbus, Ohio system, consummated on January 5, 2001 a $1.75 billion credit facility from which it borrowed $663 million to repay the Indiana and Kentucky credit facilities and $685 million to finance the Transactions.

Item 7.   Financial Statements and Exhibits.

(a)  Financial Statements:

Insight Communications Company, Inc. (1)
     Report of Independent Auditors--Ernst & Young LLP
     Consolidated Balance Sheets at December 31, 2000
     Consolidated Statements of Operations and Partners' Capital for the years ended December 31, 2000, 1999 and 1998
     Consolidated Statement of Cash Flows for the years ended December 31, 2000,
       1999 and 1998
     Notes to Consolidated Financial Statements

AT&T Insight Midwest Systems
     Independent Auditors' Report--KPMG LLP
     Combined Balance Sheet as of December 31, 2000
     Combined Statement of Operations and Parent's Investment for the year ended December 31, 2000
     Combined Statement of Cash Flows for the year ended December 31, 2000 Notes to Combined Financial Statements
     Independent Auditors' Report--KPMG LLP
     Combined Balance Sheet as of December 31, 1999
     Combined Statement of Operations and Parent's Investment for the year ended December 31, 1999
     Combined Statement of Cash Flows for the year ended December 31, 1999 Notes to Combined Financial Statements

InterMedia Capital Partners VI, L.P.
     Report of Independent Accountants--PricewaterhouseCoopers LLP Consolidated Balance Sheets at September 30, 1999 and December 31, 1998 Consolidated Statements of Operations for the nine months ended September
       30, 1999 and for the period April 30, 1998 (commencement of operations) to December 31, 1998

     Consolidated Statements of Changes in Partners' Capital for the nine months ended September 30, 1999 and for the period April 30, 1998 (commencement of operations) to December 31, 1998

     Consolidated Statements of Cash Flows for the nine months ended September
       30, 1999 and for the period April 30, 1998 (commencement of operations) to December 31, 1998
     Notes to Consolidated Financial Statements

Insight Communications of Central Ohio, LLC
     Report of Independent Auditors--Ernst & Young LLP
     Balance Sheets at December 31, 2000 and 1999
     Statements of Operations and Changes in Members' Deficit for the years ended December 31, 2000 and 1999
     Statements of Cash Flows for the years ended December 31, 2000 and 1999 Notes to Financial Statements

(b)  Pro Forma Financial Information:

       Pro Forma Statement of Operations for the year ended December 31, 2000 Pro Forma Balance Sheet as of December 31, 2000


________________

(1)  Previously reported (as defined in Rule 12b-2 under the Securities Exchange
     Act) in the Annual Report on Form 10-K for the year ended December 31, 2000 of Insight Communications Company, Inc.

(c)  Exhibits:


Exhibit No.      Description
-----------      -----------

    2.1          Asset Contribution Agreement, dated August 15, 2000, by and among, Command Cable of Eastern Illinois Limited Partnership, MediaOne of Illinois, Inc., Northwest Illinois TV Cable Company, S/D Cable Partners, Ltd., TCI American Cable Holdings, L.P., TCI of Bloomington/Normal, Inc., TCI Cablevision of Texas, Inc., UACC Midwest, Inc., United Cable Television of Illinois Valley, Inc., United Cable Television of Southern Illinois, Inc., TCI of Indiana Holdings, LLC, Insight Communications Company, L.P. and Insight Midwest, L.P. ("Asset Contribution Agreement")*

    2.2          Amendment to the Asset Contribution Agreement, dated January 5,
                  2001**

    2.3          Asset Exchange Agreement, dated August 15, 2000, by and between
                  MediaOne of Illinois, Inc. and Insight Communications Company, L.P. ("Asset Exchange Agreement")*

    2.4          Amendment to the Asset Exchange Agreement, dated January 5,
                  2001**

    2.5          Asset Purchase and Sale Agreement, dated August 15, 2000, by and between TCI of Illinois, Inc., TCI of Racine, Inc., UACC Midwest, Inc. and Insight Communications Company, L.P. ("Asset Purchase and Sale Agreement")*

    2.6          Amendment to the Asset Purchase and Sale Agreement, dated
                  January 5, 2001**

   10.1          Credit Agreement, dated as of January 5, 2001, among Insight
                  Midwest Holdings, LLC, several banks and financial institutions or entities, and The Bank of New York, as administrative agent**

   10.2          Amended and Restated Limited Partnership Agreement of Insight
                  Midwest, L.P., dated January 5, 2001**

____________
* Filed as an exhibit to the Current Report on Form 8-K, dated August 15, 2000, of Insight Communications Company, Inc. (File No. 0-26677) and incorporated herein by reference.

**   Previously filed as an exhibit to this Current Report on Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 Insight Communications Company, Inc.
                                    (Registrant)


Date: March 22, 2001             By:   /s/ Elliot Brecher
                                      --------------------
                                       Elliot Brecher
                                       Senior Vice President
                                        and General Counsel

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Board of Directors
AT&T Broadband, LLC:

We have audited the accompanying combined balance sheet of The AT&T Insight Midwest Systems (a combination of certain assets as defined in note 1 to the combined financial statements) as of December 31, 2000 and the related combined statements of operations and parent's investment, and cash flows for the year ended December 31, 2000. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the AT&T Insight Midwest Systems as of December 31, 2000, and the results of their operations and their cash flows for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


                                                            KPMG LLP

Denver, Colorado
March 9, 2001

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                             Combined Balance Sheet
                             (amounts in thousands)


Assets                                                  December 31, 2000
------                                                  -----------------

Cash                                                           $      991
Trade and other receivables, net                                    6,325
Property and equipment, at cost:
 Land                                                                 668
 Distribution systems                                             206,232
 Support equipment and buildings                                   13,707
                                                               ----------
                                                                  220,607
 Less accumulated depreciation                                     27,605
                                                               ----------
                                                                  193,002
                                                               ----------

Intangible assets                                               1,115,115
 Less accumulated amortization                                     51,266
                                                               ----------
                                                                1,063,849
                                                               ----------

                                                               $1,264,167
                                                               ==========

Liabilities and Parent's Investment
-----------------------------------

Accounts payable                                               $    1,055
Accrued expenses                                                    5,119
                                                               ----------

      Total liabilities                                             6,174
                                                               ----------

Parent's investment (note 3)                                    1,257,993
                                                               ----------

Commitments and contingencies (note 4)
                                                               $1,264,167
                                                               ==========

     See accompanying notes to combined financial statements.

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

            Combined Statement of Operations and Parent's Investment
                                  (see note 2)
                             (amounts in thousands)

                                                               Year ended
                                                            December 31, 2000
                                                            -----------------

Revenue                                                        $  176,910

Operating costs and expenses:
  Operating (note 3)                                               75,828
  Selling, general, and administrative                             18,056
  Management fees (note 3)                                          9,175
  Depreciation                                                     21,067
  Amortization                                                     28,759
                                                               ----------
                                                                  152,885
                                                               ----------

      Net earnings                                                 24,025

Parent's investment:
   Beginning of period                                          1,060,283
   Change in due to parent  (note 3)                              (25,200)
   Acquisition of cable systems by subsidiaries of
    parent (note 2)
                                                                  198,885
                                                               ----------

   End of period                                               $1,257,993
                                                               ==========

    See accompanying notes to combined financial statements.

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                        Combined Statement of Cash Flows
                                  (see note 2)
                             (amounts in thousands)

                                                                 Year ended
                                                             December 31, 2000
                                                             -----------------

Cash flows from operating activities:
 Net earnings                                                     $ 24,025
 Adjustments to reconcile net earnings to net cash
  provided by operating activities:
     Depreciation and amortization                                  49,826
     Changes in operating assets and liabilities:
       Change in receivables and other assets                       (1,402)
       Change in accruals, payables and other liabilities           (7,663)
                                                                  --------

         Net cash provided by operating activities                  64,786
                                                                  --------

Cash flows from investing activities:
 Capital expended for property and equipment                       (39,867)
 Other investing activities, net                                      (497)
                                                                  --------
         Net cash used in investing activities                     (40,364)
                                                                  --------

Cash flows from financing activities -
 change in amounts due to parent, net                              (25,200)
                                                                  --------
            Net change in cash                                        (778)

            Cash at beginning of period                              1,769
                                                                  --------
            Cash at end of period                                 $    991
                                                                  ========


See accompanying notes to combined financial statements.

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

                               December 31, 2000

(1)  Basis of Presentation and Summary of Significant Accounting Policies
     --------------------------------------------------------------------

     On August 15, 2000, subsidiaries of AT&T Corp. ("AT&T") entered into certain agreements with Insight Communications Company, L.P. ("Insight")
     and Insight Midwest, L.P. ("Insight Midwest").   In accordance with the
     terms of the agreements, such subsidiaries agreed to contribute certain cable television systems serving approximately 252,000 customers located in Illinois (the "Contributed Systems") to Insight Midwest, a partnership in which AT&T currently holds a 50% partnership interest. In addition, such subsidiaries agreed to sell certain cable television systems serving approximately 94,000 customers located in Illinois (the "Sold Systems") to Insight and to exchange a cable television system serving approximately 10,000 customers in and around Freeport, Illinois (the "Exchanged System") for a cable television system in and around Claremont, California. Insight will contribute the Sold Systems and the Exchanged System to Insight Midwest. Following the above described transactions, both AT&T and Insight will continue to have a 50% partnership interest in Insight Midwest.

     The above agreements were consummated on January 5, 2001.

     The accompanying combined financial statements include the specific accounts directly related to the activities of the Contributed Systems, the Sold Systems and the Exchanged Systems (collectively, the "AT&T Insight Midwest Systems"). The AT&T Insight Midwest Systems are wholly-owned by various cable subsidiaries of AT&T. All significant inter-entity accounts and transactions have been eliminated in combination. The combined net assets of AT&T Insight Midwest Systems are referred to as "Parent's Investment."

       As further described in note 2, certain of the cable systems included in the combined financial statements of the AT&T Insight Midwest Systems were acquired by AT&T and its subsidiaries in 2000. The AT&T Insight Midwest Systems' combined financial statements include the assets, liabilities and results of operations for such cable systems since their acquisition date.

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

     Certain costs of AT&T are charged to the Company based on AT&T Insight Midwest Systems' number of customers (see note 3). Although such allocations are not necessarily indicative of the costs that would have been incurred by the AT&T Insight Midwest Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

     The AT&T Insight Midwest System's net assets are held by various wholly-owned subsidiaries and partnerships of AT&T. Accordingly, the balance sheets of the AT&T Insight Midwest Systems do not reflect all of the assets and liabilities that would be indicative in a stand alone business. In particular, the AT&T Insight Midwest Systems do not constitute a taxable entity, therefore, no provision has been made for income tax expense or benefit in the accompanying combined financial statements.

     Receivables
     -----------

     Receivables are reflected net of an allowance for doubtful accounts. Such allowance at December 31, 2000 was not significant.

     Property and Equipment
     ----------------------

     Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations and interest during construction are capitalized. Interest capitalized was not significant for the twelve months ended December 31, 2000.

     Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

     Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

     Intangible Assets
     -----------------

     Intangible assets consist primarily of franchise costs. Franchise costs represent the difference between the purchase price attributable to the AT&T Insight Midwest Systems' service areas and amounts allocated to the tangible and identifiable intangible assets of the AT&T Insight Midwest Systems. Such amounts are generally amortized on a straight-line basis over 40 years. Costs incurred by the AT&T Insight Midwest Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 15 years.

                                                                     (continued)

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

     Impairment of Long-lived Assets
     -------------------------------

     The Company periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

     Revenue Recognition
     -------------------

     Cable revenue for customer fees, equipment rental, advertising and pay-per-view programming is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

     New Accounting Pronouncements
     -----------------------------

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements." The SEC delayed the date by which registrants must apply the accounting and disclosures described in SAB No. 101 until the fourth quarter of 2000. The implementation of SAB No. 101 did not have a significant impact on the financial condition or results of operations of AT&T Insight Midwest Systems.

     Statement of Cash Flows
     -----------------------

     With the exception of certain system acquisitions and asset transfers
     (see note 2), transactions effected through the intercompany account due to
     (from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

     Estimates
     ---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                                                     (continued)

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

(2)  Business Combinations
     ---------------------

     Acquisitions
     ------------

     Merger with MediaOne Group, Inc. ("MediaOne")

     On June 15, 2000, AT&T completed the acquisition of MediaOne in a cash and stock transaction valued at approximately $56 billion (the "MediaOne Merger"). The MediaOne Merger was accounted for under the purchase method of accounting. Certain cable television systems received by AT&T in the MediaOne Merger are included in the accompanying financial statements since their date of acquisition by AT&T. Accordingly, the preliminary allocation of the Company's portion of AT&T's purchase price to acquire MediaOne has been reflected in the accompanying combined financial statements of the AT&T Insight Midwest Systems as of June 15, 2000.

     The following table reflects the June 15, 2000 balance sheet of the cable systems which were acquired in the MediaOne Merger and included in the AT&T Insight Midwest Systems, as adjusted to give effect to the preliminary purchase accounting adjustments:

                                                     (amounts in thousands)
       Assets

         Cash                                                $    304
         Receivables                                              620
         Property and equipment                                47,588
         Intangible assets                                    159,419
                                                             --------
                                                             $207,931
                                                             ========

       Liabilities and Parent's Investment

        Accounts payable and accrued expenses                $  9,046

         Parent's Investment                                  198,885
                                                             --------
                                                             $207,931
                                                             ========

     The preliminary purchase accounting adjustments in the table above reflect the preliminary estimates of fair value at June 15, 2000. A final allocation of AT&T's purchase price will be made upon receipt of final third party appraisals. The most significant preliminary purchase accounting adjustments related to intangible assets. The preliminary intangible assets include approximately $148.2 million of franchise costs which are amortized over 40 years.

                                                                     (continued)

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

     Pro Forma Operating Results (unaudited)
     ---------------------------------------

     The following unaudited combined results of operations for the year ended December 31, 2000 were prepared assuming the MediaOne Merger occurred on January 1, 2000. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the MediaOne Merger had occurred on January 1, 2000, nor does it intend to be a projection of future results:

                                                      Year ended
                                                     December 31,
                                                         2000
                                                     ------------

          Revenue                                      $187,849
          Net earnings                                 $ 25,459


(3)  Parent's Investment
     -------------------

     Parent's investment in the AT&T Insight Midwest Systems at December 31, 2000 is summarized as follows (amounts in thousands):


                                                    December 31,
                                                        2000
                                                    -----------


        Due to parent                                $1,214,860
        Retained earnings                                43,133
                                                     ----------
                                                     $1,257,993
                                                     ==========

     The non-interest bearing amount due to parent includes AT&T's equity in acquired systems, advances for operations, acquisitions and construction costs, as well as the amounts owed as a result of the allocation of certain costs from AT&T.

     As a result of AT&T's 100% ownership of the AT&T Insight Midwest Systems, the non-interest bearing amounts due to parent have been classified as a component of Parent's investment in the accompanying combined balance sheets. Such amounts are due on demand.

     The AT&T Insight Midwest Systems purchase, at AT&T's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

     Certain subsidiaries of AT&T provide administrative services to the AT&T Insight Midwest Systems and have assumed managerial responsibility of the AT&T Insight Midwest Systems' cable television system operations and construction. As compensation for these services, the AT&T Insight Midwest Systems pay a monthly fee calculated on a per-subscriber basis.

                                                                     (continued)

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

     The intercompany advances and expense allocation activity in amounts due to parent consist of the following (amounts in thousands):

                                                     Year ended
                                                     December 31,
                                                        2000
                                                     ------------

               Beginning of period                     $1,041,175
                 Programming charges                       47,040
                 Management fees                            9,175
                    Cable system acquisitions             198,885
                         Cash transfers                   (81,415)
                                                       ----------
                  End of period                        $1,214,860
                                                       ==========


(4)  Commitments and Contingencies
     -----------------------------

     The Cable Television Consumer Protection and Competition Act of 1992
     (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

     The Company believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

     Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' practice of assessing an administrative fee to subscribers whose payments are delinquent constitutes an invalid liquidated damage provision, a breach of contract, and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In March 2000, a settlement agreement was executed with respect to certain late fee class action complaints, which involves certain of the AT&T Insight Midwest Systems. On October 11, 2000 the court approved the settlement agreement with the exception of certain customers, including customers in Illinois, which did not receive notice regarding the settlement. The settlement agreement for the remaining affected subscribers in the AT&T Insight Midwest Systems was approved in December, 2000. The settlement is not expected to have a material impact on the AT&T Insight Midwest Systems' financial condition or results of operations.

                                                                     (continued)

                          AT&T Insight Midwest Systems
            (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

     The AT&T Insight Midwest Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible the AT&T Insight Midwest Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

     The AT&T Insight Midwest Systems lease business offices, have entered into pole rental agreements and use certain equipment under lease arrangements. Rental expense for such arrangements amounted to $1,328,158 for the year ended December 31, 2000.

     Future minimum lease payments under noncancelable operating leases for each of the next five years are summarized as follows (amounts in thousands):

              Years ending December 31:

                2001              $355
                2002               329
                2003               308
                2004               316
                2005               180
                Thereafter         165

     It is expected that, in the normal course of business, expiring leases will be renewed or replaced.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
AT&T Broadband, LLC:

    We have audited the accompanying combined balance sheet of The AT&T Insight Midwest Systems (a combination of certain assets as defined in note 1 to the combined financial statements) as of December 31, 1999, and the related combined statements of operations and parent's investment, and cash flows for the period from March 1, 1999 to December 31, 1999 ("New Insight" or "Successor") and of The AT&T Insight Midwest Systems for the period from January 1, 1999 to February 28, 1999 ("Old Insight" or "Predecessor"). These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the aforementioned Successor combined financial statements present fairly, in all material respects, the financial position of New Insight as of December 31, 1999, and the results of their operations and their cash flows for the Successor period, in conformity with generally accepted accounting principles. Further, in our opinion, the aforementioned Predecessor combined financial statements present fairly, in all material respects, the results of Old Insight operations and their cash flows for the Predecessor period, in conformity with generally accepted accounting principles.

    As discussed in note 1, effective March 9, 1999, AT&T Corp., parent company of New Insight, acquired Tele-Communications, Inc., parent company of Old Insight, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and therefore, is not comparable.

                                          KPMG LLP

Denver, Colorado
October 11, 2000

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
                            COMBINED BALANCE SHEETS
                             (amounts in thousands)

                                                                    December 31,
                                                                        1999
                                                                    ------------

                       Assets
Cash.................................................                    1,769
Trade and other receivables, net.....................                    4,303
Property and equipment, at cost:
  Land...............................................                      639
  Distribution systems...............................                  121,647
  Support equipment and buildings....................                   11,048
                                                                     ---------
                                                                       133,334
  Less accumulated depreciation......................                    6,665
                                                                     ---------
                                                                       126,669
                                                                     ---------
Intangible assets....................................                  954,840
  Less accumulated amortization......................                   22,507
                                                                     ---------
                                                                       932,333
                                                                     ---------
                                                                     1,065,074
                                                                     =========
         Liabilities and Parent's Investment
Accounts payable.....................................                      740
Accrued expenses.....................................                    4,051
                                                                     ---------
    Total liabilities................................                    4,791
                                                                     ---------
Parent's investment (note 3).........................                1,060,283
                                                                     ---------
Commitments and contingencies (note 4)...............                1,065,074
                                                                     =========



            See accompanying notes to combined financial statements.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
           COMBINED STATEMENTS OF OPERATIONS AND PARENT'S INVESTMENT
                                  (see Note 2)
                             (amounts in thousands)

                                                                                              New Insight       Old Insight
                                                                                          ------------------|-----------------
                                                                                              Ten months    |
                                                                                                 ended      |Two months ended
                                                                                           December 31, 1999|February 28, 1999
                                                                                           -----------------|-----------------
                                                                                                            |
                                                                                                            |
Revenue................................................................                          118,509    |      20,742
Operating costs and expenses:                                                                               |
  Operating (note 3)...................................................                           49,115    |       8,131
  Selling, general, and administrative.................................                           13,590    |       2,553
  Management fees (note 3).............................................                            5,497    |         900
  Depreciation.........................................................                           11,058    |       2,158
  Amortization.........................................................                           20,141    |       1,713
                                                                                               ---------    |     -------
                                                                                                  99,401    |      15,455
                                                                                               ---------    |     -------
    Net earnings.......................................................                           19,108    |       5,287
Parent's investment:                                                                                        |
  Beginning of period..................................................                          892,683    |     414,696
  Change in due to parent (note 3).....................................                          (13,727)   |      (4,707)
  Acquisition of cable systems by subsidiaries of AT&T Corp. (note 2)..                          162,219    |         --
                                                                                               ---------    |     -------
    End of period......................................................                        1,060,283    |     415,276
                                                                                               =========    |     =======



            See accompanying notes to combined financial statements.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
                       COMBINED STATEMENTS OF CASH FLOWS
                                  (see note 2)
                             (amounts in thousands)

                                                                                                     New Insight |Old Insight
                                                                                                    -------------|------------
                                                                                                      Ten months | Two months
                                                                                                        ended    |   ended
                                                                                                     December 31,|February 28,
                                                                                                         1999    |    1999
                                                                                                     ------------|------------
                                                                                                                 |
                                                                                                                 |
Cash flows from operating activities:                                                                            |
 Net earnings.........................................................................                  19,108   |    5,287
 Adjustments to reconcile net earnings to net cash provided by operating activities:                             |
   Depreciation and amortization......................................................                  31,199   |    3,871
   Changes in operating assets and liabilities:                                                                  |
    Change in receivables and other assets............................................                     143   |   (1,606)
    Change in accruals, payables and other liabilities................................                   1,820   |     (339)
                                                                                                       -------   |   ------
     Net cash provided by operating activities........................................                  52,270   |    7,213
                                                                                                       -------   |   ------
Cash flows from investing activities:                                                                            |
 Capital expended for property and equipment..........................................                 (40,155)  |   (4,165)
 Other investing activities, net......................................................                   1,929   |      972
                                                                                                       -------   |   ------
     Net cash used in investing activities............................................                 (38,226)  |   (3,193)
                                                                                                       -------   |   ------
Cash flows from financing activities--                                                                           |
 Change in amounts due to parent, net.................................................                 (13,727)  |   (4,707)
                                                                                                       -------   |   ------
 Net change in cash...................................................................                     317   |     (687)
 Cash at beginning of period..........................................................                   1,452   |    2,139
                                                                                                       -------   |   ------
 Cash at end of period................................................................                   1,769   |    1,452
                                                                                                       =======   |   ======


            See accompanying notes to combined financial statements.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
   (Amounts as of and for the period ended September 30, 2000 are unaudited)

(1) Basis of Presentation and Summary of Significant Accounting Policies

    On August 15, 2000, subsidiaries of AT&T Corp. ("AT&T") entered into certain agreements with Insight Communications Company, L.P. ("Insight") and Insight Midwest, L.P. ("Insight Midwest"). In accordance with the terms of the agreements, such subsidiaries agreed to contribute certain cable television systems serving approximately 252,000 customers located in Illinois (the "Contributed Systems") to Insight Midwest, a partnership in which AT&T currently holds a 50% partnership interest. In addition, such subsidiaries agreed to sell certain cable television systems serving approximately 94,000 customers located in Illinois (the "Sold Systems") to Insight and to exchange a cable television system serving approximately 10,000 customers in and around Freeport, Illinois (the "Exchanged System") for a cable television system in and around Claremont, California. Insight will contribute the Sold Systems and the Exchanged System to Insight Midwest. Following the above described transactions, both AT&T and Insight will continue to have a 50% partnership interest in Insight Midwest.

    The above agreements were consummated effective on January 1, 2001.

    The accompanying combined financial statements include the specific accounts directly related to the activities of the Contributed Systems, the Sold Systems and the Exchanged Systems (collectively, the "AT&T Insight Midwest Systems"). The AT&T Insight Midwest Systems are wholly-owned by various cable subsidiaries of AT&T. All significant inter-entity accounts and transactions have been eliminated in combination. The combined net assets of AT&T Insight Midwest Systems are referred to as "Parent's Investment."

    On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999. The combined financial statements for periods prior to March 1, 1999 include those AT&T Insight Midwest Systems that were then owned by Tele-Communications, Inc. and are referred to herein as "Old Insight." The combined financial statements for periods subsequent to February 28, 1999 are referred to herein as "New Insight." Due to the application of purchase accounting in connection with the AT&T Merger, the predecessor combined financial statements of Old Insight are not comparable to the successor combined financial statements of New Insight. In the following text, "AT&T Insight Midwest Systems" and "the Company" refer to both Old Insight and New Insight. See note 2.

    As further described in note 2, certain of the cable systems included in the combined financial statements of New Insight were acquired by AT&T and its subsidiaries in 2000 and 1999. The AT&T Insight Midwest Systems' combined financial statements include the assets, liabilities and results of operations for such cable systems since their respective acquisition dates.

    Certain costs of AT&T are charged to the Company based on AT&T Insight Midwest Systems' number of customers (see note 3). Although such allocations are not necessarily indicative of the costs that would have been incurred by the AT&T Insight Midwest Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

    The AT&T Insight Midwest System's net assets are held by various wholly-owned subsidiaries and partnerships of AT&T. Accordingly, the balance sheets of the AT&T Insight Midwest Systems do not reflect all of the assets and

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

liabilities that would be indicative in a stand alone business. In particular, the AT&T Insight Midwest Systems do not constitute a taxable entity, therefore, no provision has been made for income tax expense or benefit in the accompanying combined financial statements.

Receivables

    Receivables are reflected net of an allowance for doubtful accounts. Such allowance at December 31, 1999 was not significant.

Property and Equipment

    Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations and interest during construction are capitalized. Interest capitalized was not significant for the ten months ended December 31, 1999 and the two months ended February 28, 1999.

    Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

    Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

    Intangible assets consist primarily of franchise costs. Franchise costs represent the difference between the value attributable to the AT&T Insight Midwest Systems' service areas and amounts allocated to the tangible assets of the AT&T Insight Midwest Systems. Such amounts are generally amortized on a straight-line basis over 40 years. Costs incurred by the AT&T Insight Midwest Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, 15 years.

Impairment of Long-lived Assets

    The Company periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

cash flows, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

    Cable revenue for customer fees, equipment rental, advertising and pay-per-view programming is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

    With the exception of certain system acquisitions and asset transfers (see note 2), transactions effected through the intercompany account due to (from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

    In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements." The SEC delayed the date by which registrants must apply the accounting and disclosures described in SAB No. 101 until the fourth quarter of 2000. The implementation of SAB No. 101 did not have a significant impact on the financial condition or results of operations of the AT&T Insight Midwest Systems.

(2) Business Combinations

AT&T Merger

    The AT&T Merger has been accounted for using the purchase method of accounting and has been deemed to be effective as of March 1, 1999 for financial reporting purposes. Accordingly, the Company's portion of the allocation of AT&T's purchase price to acquire AT&T Broadband has been reflected in the combined financial statements of the AT&T Insight Midwest Systems as of March 1, 1999.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


    The following table reflects the March 1, 1999 balance sheet of New Insight, as adjusted to give effect to the purchase accounting adjustments resulting from the allocation to the net assets of the Company of AT&T's purchase price to acquire AT&T Broadband:

                                                                     (amounts in
                                                                     thousands)
                                                                     -----------
   Assets
     Cash...........................................................  $  1,452
     Receivables....................................................     3,690
     Property and equipment.........................................    71,832
     Intangible assets..............................................   818,088
                                                                      --------
                                                                      $895,062
                                                                      ========

   Liabilities and Parent's Investment
     Accounts payable and accrued expenses..........................  $  2,379
     Parent's Investment............................................   892,683
                                                                      --------
                                                                      $895,062
                                                                      ========

    As a result of the application of purchase accounting, New Insight recorded its assets and liabilities at their fair values on March 9, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include $792.0 million assigned to New Insight's franchise costs which are amortized over 40 years.

Acquisitions

Exchange

    During the second quarter of 1999, AT&T Broadband paid cash and traded cable television systems serving customers located in Florida, Hawaii, Maine, New York, Ohio, Texas and Wisconsin in exchange for cable television systems serving customers located in Illinois, New Jersey, Oregon and Pennsylvania (the "1999 Exchange"). The 1999 Exchange was consummated pursuant to an agreement that was executed in November 1998. The 1999 Exchange was deemed to be effective as of June 1, 1999 for financial reporting purposes and the acquired systems were recorded using the purchase method of accounting.

    Certain of the Illinois cable television systems acquired by AT&T Broadband in the 1999 Exchange are included in the accompanying financial results of the AT&T Insight Midwest Systems and are reflected as a contribution from AT&T Broadband. Accordingly, the assets, liabilities and results of operations of such systems have been reflected in the combined financial statements of the AT&T Insight Midwest Systems since June 1, 1999.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


    The following table reflects the June 1, 1999 balance sheet of the 1999 Exchange systems contributed from AT&T Broadband to the AT&T Insight Midwest
Systems:

                                                                     (amounts in
                                                                     thousands)
                                                                     -----------
   Assets
     Receivables....................................................  $    483
     Property and equipment.........................................    25,670
     Intangible assets..............................................   136,658
                                                                      --------
                                                                      $162,811
                                                                      ========

   Liabilities and Parent's Investment
     Accounts payable and accrued expenses..........................  $    592
     Parent's Investment............................................   162,219
                                                                      --------
                                                                      $162,811
                                                                      ========

    The above operating assets and liabilities have been included in the accompanying combined financial statements at their fair values at June 1, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include approximately $131.8 million of franchise costs which are amortized over 40 years.

Merger with MediaOne Group, Inc. ("MediaOne") (unaudited)

    On June 15, 2000, AT&T completed the acquisition of MediaOne in a cash and stock transaction valued at approximately $56 billion (the "MediaOne Merger"). The MediaOne Merger was accounted for under the purchase method of accounting. Certain cable television systems received by AT&T in the MediaOne Merger are included in the accompanying financial statements since their date of acquisition by AT&T. Accordingly, the preliminary allocation of the Company's portion of AT&T's purchase price to acquire MediaOne has been reflected in the accompanying combined financial statements of the AT&T Insight Midwest Systems as of June 15, 2000.

    The following table reflects the June 15, 2000 balance sheet of the cable systems which were acquired in the MediaOne Merger and included in the AT&T Insight Midwest Systems, as adjusted to give effect to the preliminary purchase accounting adjustments:

                                                                     (amounts in
                                                                     thousands)
                                                                     -----------
   Assets
     Cash...........................................................  $    304
     Receivables....................................................       620
     Property and equipment.........................................    47,588
     Intangible assets..............................................   159,419
                                                                      --------
                                                                      $207,931
                                                                      ========
   Liabilities and Parent's Investment
     Accounts payable and accrued expenses..........................  $  9,046
     Parent's Investment............................................   198,885
                                                                      --------
                                                                      $207,931
                                                                      ========

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


    The preliminary purchase accounting adjustments in the table above reflect the preliminary estimates of fair value at June 15, 2000. A final allocation of AT&T's purchase price will be made upon receipt of final third party appraisals. The most significant preliminary purchase accounting adjustments related to intangible assets. The preliminary intangible assets include approximately $148.2 million of franchise costs which are amortized over 40 years.

Pro Forma Operating Results (unaudited)

    The following unaudited combined results of operations for the year ended December 31, 1999 was prepared assuming the AT&T Merger, the 1999 Exchange, and the MediaOne Merger occurred on January 1, 1999. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the AT&T Merger, the 1999 Exchange, and the MediaOne Merger had occurred on January 1, 1999, nor does it intend to be a projection of future results (amounts in thousands):

                                                          Year ended
                                                         December 31,
                                                             1999
                                                         ------------

   Revenue...........................................      174,939
   Net earnings......................................       26,679

(3) Parent's Investment

    Parent's investment in the AT&T Insight Midwest Systems at December 31, 1999 is summarized as follows (amounts in thousands):

                                                         December 31,
                                                             1999
                                                         ------------

   Due to parent.....................................     1,041,175
   Retained earnings since March 1, 1999.............        19,108
                                                          ---------
                                                          1,060,283
                                                          =========

    The non-interest bearing amount due to parent includes AT&T's equity in acquired systems, advances for operations, acquisitions and construction costs, as well as the amounts owed as a results of the allocation of certain costs from AT&T.

    As a result of AT&T's 100% ownership of the AT&T Insight Midwest Systems, the non-interest bearing amounts due to parent have been classified as a component of Parent's investment in the accompanying combined balance sheets. Such amounts are due on demand.

    The AT&T Insight Midwest Systems purchase, at AT&T's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

    Certain subsidiaries of AT&T provide administrative services to the AT&T Insight Midwest Systems and have assumed managerial responsibility of the AT&T Insight Midwest Systems' cable television system operations and construction. As compensation for these services, the AT&T Insight Midwest Systems pay a monthly fee calculated on a per-subscriber basis.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


    The intercompany advances and expense allocation activity in amounts due to parent consist of the following (amounts in thousands):

                                                                                          New Insight  Old Insight
                                                                                          ------------ ------------
                                                                                           Ten months   Two months
                                                                                             ended        ended
                                                                                          December 31, February 28,
                                                                                              1999         1999
                                                                                          ------------ ------------

   Beginning of period................................................................       892,683     282,834
     Programming charges..............................................................        30,083       5,282
     Management fees..................................................................         5,497         900
     Cable system acquisitions........................................................       162,219         --
     Cash transfers...................................................................       (49,307)    (10,889)
                                                                                           ---------     -------
   End of period......................................................................     1,041,175     278,127
                                                                                           =========     =======

(4) Commitments and Contingencies

    The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

    The Company believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received. Any refunds of the excess portion of CPST rates would be retroactive to the date of complaint.

    Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' practice of assessing an administrative fee to subscribers whose payments are delinquent constitutes an invalid liquidated damage provision, a breach of contract, and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In March 2000, a settlement agreement was executed with respect to certain late fee class action complaints, which involves certain of the AT&T Insight Midwest Systems. On October 11, 2000 the court approved the settlement agreement with the exception of certain customers, including customers in Illinois, which did not receive notice regarding the settlement. The settlement agreement for the remaining affected subscribers in the AT&T Insight Midwest Systems was approved in December, 2000. The settlement is not expected to have a material impact on the AT&T Insight Midwest Systems' financial condition or results of operations.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


    The AT&T Insight Midwest Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible the AT&T Insight Midwest Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

    The AT&T Insight Midwest Systems lease business offices, have entered into pole rental agreements and use certain equipment under lease arrangements. Rental expense for such arrangements amounted to $1,037,000 and $157,000 for the ten months ended December 31, 1999 and the two months ended February 28, 1999, respectively.

    Future minimum lease payments under noncancelable operating leases for each of the next five years are summarized as follows (amounts in thousands):

      Years ending December 31:
      2000................................................................ $525
      2001................................................................  382
      2002................................................................  345
      2003................................................................  324
      2004................................................................  325
      Thereafter..........................................................  209

    It is expected that, in the normal course of business, expiring leases will be renewed or replaced.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
InterMedia Capital Partners VI, L.P.:

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of partners' capital and of cash flows present fairly, in all material respects, the financial position of InterMedia Capital Partners VI, L.P. (the Partnership) and its subsidiaries at September 30, 1999 and December 31, 1998, and the results of their operations and their cash flows for the nine months ended September 30, 1999 and the period from April 30, 1998 (commencement of operations) to December 31, 1998 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          Pricewaterhousecoopers LLP

San Francisco, California
January 5, 2000

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                    September 30, December 31,
                                                        1999          1998
                                                    ------------- ------------
                      Assets

Cash and cash equivalents..........................   $    443      $  2,602
Accounts receivable, net of allowance for doubtful
   accounts of $1,070 and $2,692, respectively.....     17,984        15,160
Receivable from affiliates.........................      6,613         7,532
Prepaids and other current assets..................      1,105         1,049
                                                      --------      --------
    Total current assets...........................     26,145        26,343
Intangible assets, net.............................    579,929       632,002
Property and equipment, net........................    259,892       243,100
Other non-current assets...........................      1,383         3,045
                                                      --------      --------
    Total assets...................................   $867,349      $904,490
                                                      ========      ========

         Liabilities and Partners' Capital

Current portion long term debt.....................   $ 55,141      $    --
Accounts payable and accrued liabilities...........     23,168        23,541
Payable to affiliates..............................        --          2,913
Deferred revenue...................................     12,892        11,429
Accrued interest...................................        520         5,529
                                                      --------      --------
    Total current liabilities......................     91,721        43,412
Deferred channel launch revenue....................      6,576         7,767
Long-term debt.....................................    687,000       726,000
Other long-term liabilities........................      8,453           411
                                                      --------      --------
    Total liabilities..............................    793,750       777,590
                                                      --------      --------
Commitments and contingencies
Partners' Capital
  Total partners' capital..........................     73,599       126,900
                                                      --------      --------
    Total liabilities and partners' capital........   $867,349      $904,490
                                                      ========      ========


        See accompanying notes to the consolidated financial statements

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                            For the period
                             For the nine   April 30, 1998
                             months ended    (commencement
                             September 30, of operations) to
                                 1999      December 31, 1998
                             ------------- -----------------
Revenues
  Basic and cable services..   $113,564        $ 91,970
  Pay service...............     22,883          18,500
  Other service.............     22,750          20,995
                               --------        --------
                                159,197         131,465
                               --------        --------
Costs and expenses
  Program fees..............     37,481          30,106
  Other direct expenses.....     14,443          11,794
  Selling, general and
     administrative
     expenses...............     39,647          27,884
  Management and consulting
     fees...................      1,515           1,350
  Depreciation and
     amortization expenses..     91,707          88,135
                               --------        --------
                                184,793         159,269
                               --------        --------
    Loss from operations....    (25,596)        (27,804)
                               --------        --------
Other income (expense)
  Interest and other
     income.................        264             323
  Interest expense..........    (41,979)        (38,561)
  Gain on exchange of cable
     systems................     15,822             --
  Other expense.............     (1,812)           (640)
                               --------        --------
                                (27,705)        (38,878)
                               --------        --------
    Net loss................   $(53,301)       $(66,682)
                               ========        ========



        See accompanying notes to the consolidated financial statements

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
            CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                                 (in thousands)

                                                     General Limited
                                                     Partner Partners   Total
                                                     ------- --------  --------
Cash contributions..................................   $ 2   $102,032  $102,034
In-kind contributions...............................    --    100,000   100,000
Syndication costs...................................    --     (8,452)   (8,452)
  Net loss..........................................    --    (66,682)  (66,682)
                                                       ---   --------  --------
Balance at December 31, 1998........................     2    126,898   126,900
  Net loss..........................................    --    (53,301)  (53,301)
                                                       ---   --------  --------
  Balance at September 30, 1999.....................   $ 2   $ 73,597  $ 73,599
                                                       ===   ========  ========





        See accompanying notes to the consolidated financial statements

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                 For the period
                                                                 April 30, 1998
                                                  For the nine  (commencement of
                                                  months ended   operations) to
                                                  September 30,   December 31,
                                                      1999            1998
                                                  ------------- ----------------
Cash flows from operating activities
  Net loss.......................................   $(53,301)       $(66,682)
  Loss on disposal of fixed assets...............      2,442             --
  Depreciation and amortization..................     92,132          88,528
  Gain on exchange of cable systems..............    (15,822)            --
  Changes in assets and liabilities:
   Accounts receivable...........................     (2,636)         (3,455)
   Receivable from affiliates....................        919          (7,532)
   Prepaids and other current assets.............        288            (739)
   Other non-current assets......................      1,663          (3,035)
   Accounts payable and accrued liabilities......      2,519          10,557
   Payable to affiliates.........................     (2,913)          2,913
   Deferred revenue..............................      1,120           2,962
   Deferred channel launch revenue...............       (971)          5,314
   Other long-term liabilities...................       (883)            226
   Accrued interest..............................     (5,016)          5,529
                                                    --------        --------
    Cash flows from operating activities.........     19,541          34,586
                                                    --------        --------
Cash flows from investing activities
  Costs incurred in connection with contributed
     systems.....................................        --           (3,629)
  Proceeds from exchange of cable systems........     16,737             --
  Property and equipment.........................    (62,488)        (36,745)
  Intangible assets..............................     (1,022)            (66)
                                                    --------        --------
    Cash flows from investing activities.........    (46,773)        (40,440)
                                                    --------        --------
Cash flows from financing activities
  Debt issue costs...............................        --           (7,395)
  Proceeds from long-term debt...................     16,141         726,000
  Proceeds from interest rate swap termination
     option agreements...........................      8,932             --
  Repayment of debt assumed, net of cash
     acquired....................................        --         (803,731)
  Contributed capital............................        --          102,034
  Partner draw...................................        --           (8,452)
                                                    --------        --------
    Cash flows from financing activities.........     25,073           8,456
                                                    --------        --------
Net change in cash and cash equivalents..........     (2,159)          2,602
Cash and cash equivalents, beginning of period...      2,602             --
                                                    --------        --------
Cash and cash equivalents, end of period.........   $    443        $  2,602
                                                    ========        ========

        See accompanying notes to the consolidated financial statements

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (dollars in thousands)

1. The Partnership and Basis of Presentation

     InterMedia Capital Partners VI, L.P. ("ICP-VI"), a Delaware limited partnership, was formed in October 1997 for the purpose of acquiring and operating cable television systems located in the state of Kentucky. ICP-VI and its directly and indirectly majority-owned subsidiaries, InterMedia Partners Group VI, L.P. ("IPG-VI"), InterMedia Partners VI, L.P. ("IP-VI"), and InterMedia Partners of Kentucky, L.P. ("IP-KY") are collectively referred to as the "Partnership." The Partnership commenced business on April 30, 1998 upon contribution of cable television systems serving subscribers throughout western and central Kentucky (the "Systems") with significant concentrations in the state's four largest cities: Lexington, Louisville, Covington and Bowling Green. Prior to April 30, 1998, the Partnership had no operations.

     On April 30, 1998, the Partnership obtained capital contributions from its limited and general partners of $202,034, including an in-kind contribution of the Systems. InterMedia Capital Management VI, LLC ("ICM-VI LLC"), a Delaware limited liability company, is the 0.001% general partner of ICP-VI. The Systems were contributed by affiliates of AT&T Broadband Internet Services ("AT&TBIS"), formerly Tele-Communications, Inc., a 49.5% limited partner of ICP-VI. AT&TBIS's 49.5% interest consists of a 49.005% direct ownership interest issued in exchange for its in-kind contribution (see Note 3--Contribution of Cable Properties) and an indirect ownership of 0.495% through its 49.55% limited partner interest in InterMedia Capital Management VI, L.P. ("ICM-VI LP"), a California limited partnership, which owns a 0.999% limited partner interest in ICP-VI. Blackstone Cable Acquisition Company, LLC ("Blackstone"), a 49.5% limited partner of ICP-VI, contributed $100,000 in cash.

     On April 18, 1999, the Partnership's general and limited partners, other than AT&TBIS entered into an agreement with Insight Communications Company, L.P. ("Insight") to sell their partner interest in ICP-VI. The sale closed on October 1, 1999, and Insight began managing the Partnership.

     As of September 30, 1999, the Partnership served approximately 427,700 subscribers (unaudited) and encompassed approximately 673,900 homes passed (unaudited).

     The Partnership's contributed cable television systems were structured as leveraged transactions and a significant portion of the assets contributed are intangible assets which are being amortized over one to fourteen years. Therefore, as was planned, the Partnership has incurred substantial book losses. Of the total net losses of $119,983, non-cash charges have aggregated $167,280. These charges consist of $73,972 of depreciation of property and equipment, $106,688 of amortization of intangible assets predominately related to franchise rights and $2,442 of loss on disposal of fixed assets, offset by a $15,822 gain on exchange of cable systems.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


2. Summary of Significant Accounting Policies

 Principles of consolidation

     The consolidated financial statements include the accounts of ICP-VI and its directly and indirectly majority-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

 Cash equivalents

       The Partnership considers all highly liquid investments with original maturities of three months or less to be cash equivalents.
 Revenue recognition

     Cable television service revenue is recognized in the period in which the services are provided to customers. Deferred revenue represents revenue billed in advance and deferred until cable service is provided. Installation fees are recognized immediately into revenue to the extent of direct selling costs incurred. Any fees in excess of such costs are deferred and amortized into income over the period that customers are expected to remain connected to the cable television system.

 Property and equipment

     Additions to property and equipment, including new customer installations, are recorded at cost. Self-constructed fixed assets include materials, labor and overhead. Costs of disconnecting and reconnecting cable service are expensed. Expenditures for maintenance and repairs are charged to expense as incurred. Expenditures for major renewals and improvements are capitalized. Capitalized plant is written down to recoverable values whenever recoverability through operations or sale of the systems becomes doubtful.

     Depreciation is computed using the double-declining balance method over the following estimated useful lives:

                                                                           Years
                                                                           -----
      Cable television plant.............................................. 5-10
      Buildings and improvements..........................................   10
      Furniture and fixtures..............................................  3-7
      Equipment and other................................................. 3-10

 Intangible assets

     The Partnership has franchise rights to operate cable television systems in various towns and political subdivisions. Franchise rights are being amortized over the lesser of the remaining lives of the franchises or the base fourteen year term of ICP-VI which expires on April 30, 2012. Remaining franchise lives range from one to eighteen years.

     The Partnership acquired a long term programming agreement (the "Programming Agreement"), as described in Note 3--"Contribution of Cable Properties". The Programming Agreement is valued at $150,000 and is being amortized on a straight line basis over the fourteen year term of ICP-VI.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     Debt issue costs are included in intangible assets and are being amortized over the terms of the related debt.

     Costs associated with potential acquisitions are initially deferred. For acquisitions which are completed, related costs are capitalized as part of the purchase price of assets acquired. For those acquisitions not completed, related costs are expensed in the period the acquisition is abandoned.

     Capitalized intangibles are written down to recoverable values whenever recoverability through operations or sale of the systems becomes doubtful. Each year, the Partnership evaluates the recoverability of the carrying value of its intangible assets by assessing whether the projected cash flows, including projected cash flows from sale of the systems, is sufficient to recover the unamortized costs of these assets.

 Interest rate swaps

     Under an interest rate swap, the Partnership agrees with another party to exchange interest payments at specified intervals over a defined term. Interest payments are calculated by reference to the notional amount based on the difference between the fixed and variable rates pursuant to the swap agreement. The net interest received or paid as part of the interest rate swap is accounted for as an adjustment to interest expense.

 Income taxes

     No provision or benefit for income taxes is reported by the Partnership because, as partnerships, the tax effects of ICP-VI and its majority-owned subsidiaries' results of operations accrue to the partners.

 Partners' capital

     Syndication costs incurred to raise capital have been charged to partners' capital.

 Allocation of profits and losses

     Profits and losses are allocated in accordance with the provisions of ICP-VI's partnership agreement, dated October 30, 1997, generally as follows:

     Losses are allocated first to the partners to the extent of and in accordance with relative capital contributions; second, to the partners which loaned money to the Partnership to the extent of and in accordance with relative loan amounts; and third, to the partners in accordance with relative capital contributions.

     Profits are allocated first to the partners which loaned money to the Partnership and to the extent of and proportionate to previously allocated losses relating to such loans; second, among the partners in accordance with relative capital contributions, in an amount sufficient to yield a pre-tax return of 10% per annum on their capital contributions; and third, 5.3% to the general partner and 14.7% to ICM-VI LP, and 80% to the limited and general partners in accordance with relative capital contributions.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 Use of estimates in the preparation of financial statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

 Disclosures about fair value of financial instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate the fair value:

     Current assets and current liabilities: The carrying value of receivables, payables, deferred revenue, and accrued liabilities approximates fair value due to their short maturity.

     Long-term debt: The fair value of the Partnership's borrowings under the bank term loans and revolving credit facility are estimated based on the borrowing rates currently available to the Partnership for obligations with similar terms.

     Interest rate swaps and related derivatives: The estimated fair value of the interest rate swaps and related derivatives is based on the current value in the market for agreements with similar terms and adjusted for the holding period.

 New accounting pronouncements

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133"). FAS 133 was amended in June 1999 by FAS 137. FAS 133 is currently effective for all fiscal quarters of all fiscal years beginning after June 15, 2000 (January 1, 2001 for the Partnership). FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Management of the Partnership anticipates that, due to its limited use of derivative instruments, the adoption of FAS 133 will not have a significant effect on the Partnership's results of operations, financial position or cash flows.

3. Contribution of Cable Properties

     On April 30, 1998, the Partnership borrowed $730,000 under new bank term loans and a revolving credit facility and received equity contributions from its partners of $202,034, consisting of $102,034 in cash and $100,000 of in-kind contributions from AT&TBIS and another limited partner of ICP-VI. ICP-VI assumed debt from AT&TBIS of $803,743 and issued a combined 49.5% limited partner interest to AT&TBIS and another limited partner, in exchange for the contributed systems with a fair market value of $753,743 and a long-term programming fee discount agreement valued at $150,000. The AT&TBIS debt assumed was repaid with proceeds from the borrowings under the bank loans and the cash contributions received from ICP-VI's partners.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     The total cost of the Systems contributed was as follows:

   Value of AT&TBIS Debt assumed...................................   $803,743
   Costs incurred in connection with the contributed systems.......      3,629
   Value of IP-VI equity issued....................................    100,000
                                                                      --------
                                                                      $907,372
                                                                      ========

     The Partnership's allocation of costs related to the contributed systems is as follows:

                                                                    December 31,
                                                                        1998
                                                                    ------------
   Tangible assets.................................................   $234,143
   Intangible assets...............................................    528,033
   Programming agreement...........................................    150,000
   Current assets..................................................     12,037
   Current liabilities.............................................    (12,389)
   Non-current liabilities.........................................     (4,452)
                                                                      --------
     Net assets contributed........................................   $907,372
                                                                      ========

4. Exchange of Cable Properties

     On February 1, 1999, the Partnership exchanged with Insight Communications of Indiana, LLC its cable television assets located in and around Henderson, Kentucky ("Exchanged Assets"), serving approximately 10,700 (unaudited) basic subscribers, for cable television assets located in and around Oldham County, Kentucky, serving approximately 8,300 (unaudited) basic subscribers, plus net cash of $3,758. The cable system assets received have been recorded at fair market value, allocated as follows:

   Property and equipment............................................... $ 4,475
   Franchise rights.....................................................  12,665
                                                                         -------
     Total.............................................................. $17,140
                                                                         =======

     The exchange resulted in a gain of $1,255, calculated as the difference between the fair value of the assets received and the net book value of the Exchanged Assets, plus net proceeds received of $3,758.

     On February 17, 1999 and March 11, 1999, the partnership entered into agreements with FrontierVision Operating Partnership, L.P. ("FrontierVision") to exchange its cable television assets located in central Kentucky, serving approximately 16,800 (unaudited) basic subscribers, for cable television assets located in northern Kentucky, serving approximately 11,000 (unaudited) basic subscribers. On June 1, 1999 the Partnership completed the exchange with respect to certain of the systems and entered into related management agreements. Pursuant to the terms of the management agreements, the Partnership managed and operated the remaining systems of FrontierVision in northern Kentucky and FrontierVision managed and operated the Partnership's remaining systems in central Kentucky. The management agreements, which provided the Partnership with effective control over the remaining systems, terminated upon completion of the exchanges of the remaining systems on September 30, 1999.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     The cable system assets received have been recorded at fair market value, allocated as follows:

   Property and equipment............................................... $ 6,328
   Franchise rights.....................................................  11,011
                                                                         -------
     Total.............................................................. $17,339
                                                                         =======

     The Partnership received cash of $12,979 from FrontierVision in connection with the exchanged systems. The exchanges resulted in a gain of $14,567 for the nine months ended September 30, 1999, respectively.

5. Intangible Assets

     Intangible assets consist of the following:

                                                      September 30, December 31,
                                                          1999          1998
                                                      ------------- ------------
   Franchise rights..................................   $522,945      $528,073
   Programming agreement.............................    147,631       150,000
   Debt issue costs..................................      7,395         7,395
   Other.............................................        105            26
                                                        --------      --------
                                                         678,076       685,494
   Accumulated amortization..........................    (98,147)      (53,492)
                                                        --------      --------
                                                        $579,929      $632,002
                                                        ========      ========

6. Property and Equipment

     Property and equipment consist of the following:

                                                      September 30, December 31,
                                                          1999          1998
                                                      ------------- ------------
   Land..............................................   $  5,990      $  6,028
   Cable television plant............................    242,943       213,826
   Buildings and improvements........................      2,727         2,470
   Furniture and fixtures............................      4,060         2,958
   Equipment and other...............................     26,932        20,279
   Construction in progress..........................     45,509        30,246
                                                        --------      --------
                                                         328,161       275,807
   Accumulated depreciation..........................    (68,269)      (32,707)
                                                        --------      --------
                                                        $259,892      $243,100
                                                        ========      ========

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


7. Accounts Payable and Accrued Liabilities

     Accounts payable and accrued liabilities consist of the following:

                                                      September 30, December 31,
                                                          1999          1998
                                                      ------------- ------------
   Accounts payable..................................    $10,567      $ 1,387
   Accrued program costs.............................      1,112        2,974
   Accrued franchise fees............................        723        2,050
   Accrued copyright fees............................        172          346
   Accrued capital expenditures......................        192        7,248
   Accrued property and other taxes..................      8,604        4,523
   Other accrued liabilities.........................      1,798        5,013
                                                         -------      -------
                                                         $23,168      $23,541
                                                         =======      =======

8. Channel Launch Revenue

     During the periods ended September 30, 1999 and December 31, 1998 the Partnership received payments and recorded receivables from certain programmers to launch and promote their new channels. As of September 30, 1999 and December 31, 1998 the Partnership had receivables from programmers of $5,476 and $5,855, respectively. In connection with the contribution of the Systems, the Partnership assumed deferred launch support revenue and obligations of $4,452. The Partnership recognized advertising revenue for advertisements provided by the Partnership to promote the new channels of $441 and $911, during the nine months ended September 30, 1999 and the period from April 30, 1998 (commencement of operations) through December 31, 1998, respectively. The remaining deferred channel launch revenue is being amortized over the respective terms of the program agreements which range between eight and ten years. The Partnership amortized and recorded as other service revenue $1,880 and $1,406 of the remaining deferred channel launch revenue during the nine months ended September 30, 1999 and the period from April 30, 1998 (commencement of operations) through December 31, 1998, respectively.

9. @Home Warrants

     Under a distribution agreement with At Home Corporation ("@Home"), the Partnership provides high-speed Internet access to subscribers over the Partnership's distribution network in certain of its cable television systems. In January 1999, the Partnership and certain of its affiliates entered into related agreements whereby @Home would issue to the Partnership and its affiliates warrants to purchase shares of @Home's Series A Common Stock ("@Home Stock") at an exercise price of five dollars and twenty-five cents per share, as adjusted for a two-for-one stock split which occurred on June 17, 1999. Under the provisions of the agreements, management estimates that the Partnership may purchase up to 459,200 shares of @Home Stock. The warrants become vested and exercisable, subject to certain forfeiture and other conditions, based on operational targets which include offering the @Home service by the Partnership in its service areas and obtaining specified numbers of @Home subscribers over the six-year term of the @Home distribution agreement. The Partnership has not recognized any income related to the warrants for the nine months ended September 30, 1999.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


10. Long-term Debt

     Long-term debt consists of the following:

                                                     September 30, December 31,
                                                         1999          1998
                                                     ------------- ------------
Senior Debt
  Bank revolving credit facility, $325,000
     commitment as of September 30, 1999, interest
     currently at LIBOR plus 1.375% (6.81%) or ABR
     plus .625% (8.625%) payable quarterly, matures
     October 31, 2006...............................   $212,000      $199,000

  Bank Term Loan A; interest at LIBOR plus 1.750%
     (7.19%) payable quarterly, matures September
     30, 2007.......................................    100,000       100,000

  Bank Term Loan B; interest at LIBOR plus 2.000%
     (7.44%) payable quarterly, matures December 31,
     2007...........................................    250,000       250,000
                                                       --------      --------
    Total senior debt...............................    562,000       549,000
                                                       ========      ========
Subordinated Debt
  Bank Term Loan A; interest at LIBOR plus 2.750%
     (8.13%) payable quarterly, matures April 30,
     2008...........................................    125,000       125,000

  Bank Term Loan B; $60,000 commitment as of
     September 30, 1999, interest at LIBOR plus
     0.500% (5.84%) or ABR (8.25%) payable
     quarterly, matures January 1, 2000.............     55,141        52,000
                                                       --------      --------
    Total subordinated debt.........................    180,141       177,000
                                                       --------      --------
    Total debt......................................    742,141       726,000
    Less current portion of long-term debt..........    (55,141)          --
                                                       --------      --------
    Total long-term debt............................   $687,000      $726,000
                                                       ========      ========


     The Partnership's bank debt is outstanding under a revolving credit facility and term loan agreements executed by the Partnership on April 30, 1998 (the "Bank Facility"). The revolving credit facility currently provides for $325,000 of available credit. Starting June 30, 2001, revolving credit facility commitments will be permanently reduced quarterly by increments ranging from $7,500 to $40,000 through maturity on October 31, 2006. The senior Term Loan A requires quarterly principal payments of $250 starting June 30, 2001 with final payments in two equal installments of $47,125 on March 31 and September 30, 2007. The senior Term Loan B requires quarterly principal payments of $625 starting June 30, 2001 with final payments in two equal installments of $117,188 on September 30, and December 31, 2007. The subordinated Term Loan A requires quarterly principal payments of $313 starting June 30, 2001 with final payments in two equal installments of $58,281 on January 31, and April 30, 2008. The borrowings outstanding under the subordinated Term Loan B were initially due and payable on May 31, 1999. On May 14, 1999 the Partnership amended the terms and conditions of the subordinated Term Loan B. The amendment extended the maturity date of subordinated Term Loan B to January 1, 2000 and increased the applicable margin from 0.300% to 0.500% for the period June 1, 1999 through September 30, 1999 and 0.625% thereafter. On October 1, 1999 under the management of Insight, the Partnership refinanced the borrowings outstanding under the subordinated Term Loan B.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     Advances under the Bank Facility are available under interest rate options related to the base rate of the administrative agent for the Bank Facility ("ABR") or LIBOR. Interest rates vary on borrowings under the revolving credit facility from LIBOR plus 0.500% to LIBOR plus 1.875% or ABR to ABR plus 0.875% based on the Partnership's ratio of senior debt to annualized semi-annual cash flow, as defined ("Senior Leverage Ratio"). Interest rates vary on borrowings under the senior Term Loan A from LIBOR plus 1.500% to LIBOR plus 2.125% or ABR plus 0.500% to ABR plus 1.125%, and under the senior Term Loan B from LIBOR plus 1.750% to LIBOR plus 2.250% or ABR plus 0.750% to ABR plus 1.250% based on the Partnership's Senior Leverage Ratio. Interest rates on borrowings under the subordinated Term Loan A are at LIBOR plus 2.75% or ABR plus 2.75%. The Bank Facility requires quarterly interest payments, or more frequent interest payments if a shorter period is selected under the LIBOR option, and quarterly payment of fees on the unused portion of the revolving credit facility and the subordinated Term Loan B at 0.375% per annum when the Senior Leverage Ratio is greater than 5.0:1.0 and at 0.250% when the Senior Leverage Ratio is less than or equal to 5.0:1.0.

     The Partnership has entered into interest rate swap agreements in the aggregate notional principal amount of $500,000 to establish long-term fixed interest rates on its variable rate debt. Under the swap agreements, the Partnership pays quarterly interest at fixed rates ranging from 5.850% to 5.865% and receives quarterly interest payments equal to LIBOR. The agreements expire July 2003. At September 30, 1999 and December 31, 1998, the fair market value of the interest rate swaps was approximately $8,437 and $(14,493), respectively.

     On July 12, 1999, the Partnership entered into early termination option agreements ("Option Agreements") with banks which are parties to the Partnership's interest rate swap agreements. Under the terms of the Option Agreements, the banks may terminate the interest rate swap agreements between May 2001 and July 2003, the expiration date of the agreements. In exchange for the early termination option, the Partnership received a cash payment of $8,932 which has been deferred and is being amortized over the remaining terms of the interest rate swap agreements. $570 was amortized and recorded against interest expense during the three and nine months ended September 30, 1999. At September 30, 1999, the fair market value of the Option Agreements was approximately $(10,334).

     Borrowings under the Bank Facility, excluding the subordinated Term Loan B, ("Permanent Debt") are secured by the partnership interests of IPG-VI and IP-VI's subsidiaries and negative pledges of the stock and assets of certain AT&TBIS subsidiaries that are parties to an agreement ("Keepwell Agreement") to support the Permanent Debt. Under the Keepwell Agreement, the AT&TBIS subsidiaries are required to make loans to IPG-VI and IP-VI in an amount not to exceed $489,500 if (i) IPG-VI or IP-VI fails to make payment of principal in accordance with the respective debt agreements, or (ii) amounts due under the respective debt agreements have been accelerated for non-payment or bankruptcy.

     The debt agreements contain certain covenants which restrict the Partnership's ability to encumber assets, make investments or distributions, retire partnership interests, pay management fees

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

currently, incur or guarantee additional indebtedness and purchase or sell assets. The debt agreements also include financial covenants which require minimum interest and debt coverage ratios and specify maximum debt to cash flows ratios.

     Annual maturities of long-term debt at September 30, 1999 are as follows:

      2000............................................................. $ 55,141
      2001.............................................................    3,562
      2002.............................................................    4,750
      2003.............................................................    4,750
      Thereafter.......................................................  673,938
                                                                        --------
                                                                        $742,141
                                                                        ========

     Borrowings under the Bank Facility are at rates that would be otherwise currently available to the Partnership. Accordingly, the carrying amounts of bank borrowings outstanding as of September 30, 1999 approximate their fair value.

11. Related Party Transactions

     ICM-VI LP provides certain management and administrative services to the Partnership for a per annum fee of 1% of ICP-VI's total non-preferred partner contributions ("ICM Management Fee") offset by certain expenses of the Partnership, as defined, up to an amount equal to $500. Prior to September 30, 1999, 50% of the net ICM Management Fee was deferred until the Partnership's Senior Leverage Ratio was less than five times in order to support the Partnership's debt. Any deferred ICM Management Fee bore interest at 10%, compounded annually, payable upon payment of the deferred management fee. Effective September 30, 1999 such deferral was not required pursuant to an amendment to the Partnership's debt agreements.

     Based on current capital contributions, the management fee per annum is $2,020 less partnership expenses of $500.

     Pursuant to ICP-VI's partnership agreement, on April 30, 1998 the Partnership prepaid $1,000 of the ICM Management Fee. ICM Management Fee expenses for the nine months ended September 30, 1999 and the period from April 30, 1998 (commencement of operations) through December 31, 1998 amounted to $1,140 and $1,013, respectively. On September 30, 1999 the Partnership paid the total outstanding deferred ICM Management Fee and related interest due to ICM-VI LP. At December 31, 1998, the Partnership had a non-current payable to ICM-VI LP of $13.

     The Partnership pays monitoring fees of $250 per annum to each of AT&TBIS and Blackstone. Prior to September 30, 1999, 50% of the monitoring fees were deferred until the Partnership's Senior Leverage Ratio was less than five times in order to support the Partnership's debt. Any deferred monitoring fees bore interest at 10%, compounded annually, payable upon payment of the deferred monitoring fees. Effective September 30, 1999 such deferral was not required pursuant to an amendment to the Partnership's debt agreements. Management and consulting

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

fees of $1,515 and $1,350 for the nine months ended September 30, 1999 and the period from April 30, 1998 (commencement of operations) through December 31, 1998, respectively, include both the ICM Management Fee and monitoring fees.

     Pursuant to ICP-VI's partnership agreement, on April 30, 1998, the Partnership prepaid its monitoring fees for the period from April 30, 1999 through April 29, 2000. The Partnership had a non-current payable of $83 each to AT&TBIS and Blackstone at December 31, 1998. In contemplation of the sale of certain of the partners' interest in ICP-VI (as described in Note 16-- Subsequent Events) and the amendments to the partnership and debt agreements, the Partnership received from Blackstone its prepaid monitoring fees net of deferred monitoring fees and related interest outstanding at September 30, 1999. At September 30, 1999 the Partnership has a receivable of $28 from AT&TBIS representing prepaid monitoring fees, net of deferred monitoring fees and related interest.

     In connection with raising its capital, the Partnership paid aggregate transaction fees of $4,942 to AT&TBIS and Blackstone on April 30, 1998. The amount has been recorded as syndication costs.

     InterMedia Management, Inc. ("IMI") is the sole member of ICM-VI LLC. IMI has entered into an agreement with the Partnership to provide accounting and administrative services at cost. IMI also provides such services to other cable systems which are affiliates of the Partnership. Administrative fees charged by IMI for the nine months ended September 30, 1999 and the period from April 30, 1998 (commencement of operations) through December 31, 1998 were $3,131 and $2,495, respectively. Receivable from affiliates includes $2,850 and $628 at September 30, 1999 and December 31, 1998, respectively, of advances to IMI, net of administrative fees charged by IMI and operating expenses paid by IMI on behalf of the Partnership.

     As an affiliate of AT&TBIS, the Partnership is able to purchase programming services from a subsidiary of AT&TBIS. Management believes that the overall programming rates made available through this relationship are lower than those which the Partnership could obtain separately. Such volume rates may not continue to be available in the future should AT&TBIS's ownership in the Partnership significantly decrease. Programming fees charged by the AT&TBIS subsidiary for the nine months ended September 30, 1999 and the period April 30, 1998 (commencement of operations) through December 31, 1998 amounted to $28,523 and $22,183, respectively. Payable to affiliates at December 31, 1998 represents programming fees payable to the AT&TBIS subsidiary.

     The Partnership entered into an agreement with an affiliate of AT&TBIS to manage the Partnership's advertising business and related services for an annual fixed fee per advertising sales subscriber, as defined by the agreement. In addition to the annual fixed fee, AT&TBIS is entitled to varying percentage shares of the incremental growth in annual cash flow from advertising sales above specified targets. Management fees charged by the AT&TBIS subsidiary for the nine months ended September 30, 1999 and the period April 30, 1998 (commencement of operations) through December 31, 1998 amounted to $231 and $563, respectively. Receivables from affiliates at September 30, 1999 and December 31, 1998 includes $3,632 and $6,904, respectively, of receivables from AT&TBIS for advertising sales.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     As part of its normal course of business the Systems are involved in transactions with affiliates of ICP-VI which own and operate cable television systems. Such transactions include purchases and sales, at cost, of inventories used in construction of cable plant. Receivables from affiliates at September 30, 1999 includes $131 of receivables from affiliated systems.

12. Cable Television Regulation

     Cable television legislation and regulatory proposals under consideration from time to time by Congress and various federal agencies have in the past, and may in the future, materially affect the Partnership and the cable television industry.

     The cable industry is currently regulated at the federal and local levels under the Cable Act of 1984, the Cable Act of 1992 (the "1992 Act"), the Telecommunications Act of 1996 (the "1996 Act") and regulations issued by the Federal Communications Commission ("FCC") in response to the 1992 Act. FCC regulations govern the determination of rates charged for basic, expanded basic and certain ancillary services, and cover a number of other areas including customer service and technical performance standards, the required transmission of certain local broadcast stations and the requirement to negotiate retransmission consent from major network and certain local television stations. Among other provisions, the 1996 Act eliminated rate regulation on the expanded basic tier effective March 31, 1999.

     Current regulations issued in connection with the 1992 Act empower the FCC and/or local franchise authorities to order reductions of existing rates which exceed the maximum permitted levels and require refunds measured from the date a complaint is filed in some circumstances or retroactively for up to one year in other circumstances. Management believes it has made a fair interpretation of the 1992 Act and related FCC regulations in determining regulated cable television rates and other fees based on the information currently available.

     Many aspects of regulations at the federal and local levels are currently the subject of judicial review and administrative proceedings. In addition, the FCC continues to conduct rulemaking proceedings to implement various provisions of the 1996 Act. It is not possible at this time to predict the ultimate outcome of these reviews or proceedings or their effect on the Partnership.

13. Commitments and Contingencies

     The Partnership is committed to provide cable television services under franchise agreements with remaining terms of up to eighteen years. Franchise fees of up to 5% of gross revenues are payable under these agreements.

     Current FCC regulations require that cable television operators obtain permission to retransmit major network and certain local television station signals. The Partnership has entered into long-term retransmission agreements with all applicable stations in exchange for in-kind and/or other consideration.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     On April 30, 1999 the Partnership was named as an additional defendant in a purported class action which was originally filed in January 1998 against AT&TBIS and certain of its affiliates in the State of Kentucky concerning late fee charges and practices. Certain cable systems owned by the Partnership charge late fees to customers who do not pay their cable bills on time. These late fee cases challenge the amount of the late fees and practices under which they are imposed. The Plaintiffs raise claims under state consumer protection statutes, other state statutes, and common law. Plaintiffs generally allege that the late fees charged by the Partnership's cable systems in the State of Kentucky are not reasonably related to the costs incurred by the cable systems as a result of late payment. Plaintiffs seek to require cable systems to reduce their late fees on a prospective basis and to provide compensation for alleged excessive late fee charges for past periods. Based on the facts available, management believes that, although no assurances can be given as to the outcome of these actions, the ultimate disposition of these matters should not have a material adverse effect upon the financial position, results of operations or cash flows of the Partnership.

     In September 1999 the Partnership received a tentative property tax assessment from the Kentucky Revenue Cabinet with a total valuation of $1,197,571. This valuation could result in an additional property tax liability of approximately $4,149 for the nine months ended September 30, 1999. However, based on the information currently available to the Partnership and taking into account the advice of the Partnership's counsel, management believes that the accrued property tax liability included in the Partnership's financial statements is adequate.

     The Partnership is subject to litigation and other claims in the ordinary course of business. In the opinion of management, the ultimate outcome of any existing litigation or other claims will not have a material adverse effect on the Partnership's financial position, results of operations or cash flows.

     The Partnership has entered into pole rental agreements and leases certain of its facilities and equipment under non-cancelable operating leases. Minimum rental commitments at September 30, 1999 for the next five years and thereafter under these leases are as follows:

      1999............................................................... $  154
      2000...............................................................    552
      2001...............................................................    264
      2002...............................................................    129
      2003...............................................................    100
      Thereafter.........................................................    162
                                                                          ------
                                                                          $1,361
                                                                          ======

     Rent expense, including pole rental agreements was $1,099 and $1,003 for the nine months ended September 30, 1999 and the period from April 30, 1998 (commencement of operations) through December 31,1998, respectively.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


14. Supplemental Disclosures to Consolidated Statement of Cash Flows

     During the nine months ended September 30, 1999 and the period from April 30, 1998 through December 31, 1998, the Partnership paid interest of $46,942 and $32,465, respectively.

     As described in Note 3 (Contribution of Cable Properties), on April 30, 1998 the Partnership received, from AT&TBIS and another limited partner, in-kind contributions of cable television systems located in Kentucky. In connection with the contribution, the Partnership repaid debt assumed of $803,743 and incurred fees of $3,629.

15. Employee Benefit Plan

     The Partnership participates in the InterMedia Partners Tax Deferred Savings Plan, which covers all full-time employees who have completed at least six months of employment. Such Plan provides for a base employee contribution of 1% and a maximum of 15% of compensation. The Partnership's matching contributions under such Plan are at the rate of 50% of the employee's contributions, up to a maximum of 5% of compensation.

16. Subsequent Events

     On October 1, 1999, the Partnership's general and limited partners, other than AT&TBIS, sold their partner interests in ICP-VI to Insight. Upon consummation of the sale, Insight began managing the Partnership. Also on October 1, 1999, under Insight's management, the Partnership refinanced its borrowings outstanding under the subordinated Term Loan B.

                         Report of Independent Auditors

The Members
Insight Communications of Central Ohio, LLC

We have audited the accompanying balance sheets of Insight Communications of Central Ohio, LLC (the "Company") as of December 31, 2000 and 1999, and the related statements of operations and changes in members' deficit and cash flows for the three years ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the three years ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

New York, New York
March 12, 2001

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                                BALANCE SHEETS
                                (in thousands)

                                                                                                   December 31,
                                                                                           2000                1999
                                                                                        -----------------------------
Assets
Cash and cash equivalents                                                               $   1,169           $     882
Trade accounts receivable, net of allowance for doubtful accounts of $390 and
 $558 as of December 31, 2000 and 1999, respectively                                        2,782               2,376
Launch funds receivable                                                                     1,936               1,474
Prepaid expenses and other assets                                                             437                 231
                                                                                        -----------------------------
 Total current assets                                                                       6,324               4,963

Fixed assets, net                                                                          76,587              51,455
Intangible assets, net                                                                        448                 388
Due from related parties                                                                        -                 158
                                                                                        -----------------------------
 Total assets                                                                           $  83,359           $  56,964
                                                                                        =============================

Liabilities and members' deficit
Accounts payable and accrued expenses                                                   $  10,862           $  12,198
Deferred revenue                                                                              545                 585
Series A preferred dividend payable                                                         5,250               5,250
                                                                                        -----------------------------
 Total current liabilities                                                                 16,657              18,033

Capital lease obligations                                                                       -                  43
Deferred revenue                                                                            2,005               1,823
Due to related parties                                                                      1,502                   -
Series A preferred interest                                                               140,000             140,000
Series B preferred interest                                                                40,281              35,556
Senior credit facility                                                                     25,000              11,000
                                                                                        -----------------------------
 Total liabilities and preferred interests                                                225,445             206,455

Members' deficit                                                                         (142,086)           (149,491)
                                                                                        -----------------------------
 Total liabilities and members' deficit                                                 $  83,359           $  56,964
                                                                                        =============================

                            See accompanying notes

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
           STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' DEFICIT
                                (in thousands)

                                                                                           Year ended December 31,
                                                                              2000                1999                   1998
                                                                           ----------------------------------------------------
Revenue                                                                    $  49,749           $  46,747              $  47,956

Operating costs and expenses:
 Programming and other operating costs                                        19,027              16,446                 17,682
 Selling, general and administrative                                          12,044              11,173                 12,013
 Severance and transaction structure costs                                         -                   -                  4,822
 Depreciation and amortization                                                10,882               7,148                  5,311
                                                                           ----------------------------------------------------
Total operating costs and expenses                                            41,953              34,767                 39,828

Operating income                                                               7,796              11,980                  8,128

Other income (expense):
 Interest expense                                                             (1,883)               (505)                     -
 Interest income                                                                  91                 208                     59
 Other                                                                          (274)                 92                   (422)
                                                                           ----------------------------------------------------
Total other expense, net                                                      (2,066)               (205)                  (363)

Net income                                                                     5,730              11,775                  7,765
Accrual of preferred interests                                               (18,725)            (17,928)                (6,649)
                                                                           ----------------------------------------------------
Income (loss) attributable to common interests                               (12,995)             (6,153)                 1,116

Members' deficit, beginning of period                                       (149,491)           (144,718)                     -
Net assets contributed                                                             -                   -                 25,571
Capital contributions                                                         20,400               2,000                 10,000
Preferred membership interest                                                      -                   -               (170,000)
Capital distributions                                                              -                (620)               (11,405)
                                                                           ----------------------------------------------------
Members' deficit, end of period                                            $(142,086)          $(149,491)             $(144,718)
                                                                           ====================================================

                            See accompanying notes

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                           STATEMENTS OF CASH FLOWS
                                (in thousands)

                                                                            Year ended December 31,
                                                                     2000             1999             1998
                                                                   ------------------------------------------
Operating activities:
 Net income                                                        $  5,730         $ 11,775         $  7,765
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization                                      10,882            7,148            5,311
  Provision for losses on trade accounts receivable                   1,058              918              917
  Changes in operating assets and liabilities:
   Trade accounts receivable                                         (1,464)           1,028           (1,441)
   Launch funds receivable                                             (462)          (1,474)              --
   Prepaid expenses and other assets                                   (190)          (1,681)            (423)
   Accounts payable and accrued expenses                             (1,202)           5,749            2,270
   Due to affiliates                                                  1,643           (1,038)              --
                                                                   ------------------------------------------
 Net cash provided by operating activities                           15,995           22,425           14,399
                                                                   ------------------------------------------

Investing activities:
 Purchase of property and equipment                                 (35,982)         (26,656)          (7,369)
 Purchase of intangible assets                                          (91)             (98)            (300)
 Proceeds from disposal of property and equipment                        --               --               11
 Increase in amounts due to/from related parties                         --               --              979
                                                                   ------------------------------------------
 Net cash used in investing activities                              (36,073)         (26,754)          (6,679)
                                                                   ------------------------------------------

Financing activities:
 Principal payments on capital lease obligations                        (35)            (112)            (180)
 Capital contributions                                               20,400            2,000           10,000
 Capital distributions                                                   --             (620)         (11,405)
 Preferred interest distribution                                    (14,000)         (13,766)              --
 Borrowings under senior credit facility                             14,000           11,000               --
                                                                   ------------------------------------------
 Net cash used in financing activities                               20,365           (1,498)          (1,585)
                                                                   ------------------------------------------
Net increase (decrease) in cash and cash equivalents                    287           (5,827)           6,135
Cash and cash equivalents, beginning of year                            882            6,709              574
                                                                   ------------------------------------------
Cash and cash equivalents, end of year                             $  1,169         $    882         $  6,709
                                                                   ==========================================

Supplemental disclosures of cash flow information:
Cash paid for interest                                             $  1,276         $    293         $      -

                            See accompanying notes

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                         NOTES TO FINANCIAL STATEMENTS


1. Business Organization and Purpose

Insight Communications of Central Ohio, LLC (the "Company") provides basic and expanded cable television services to homes in the eastern parts of Columbus, Ohio and surrounding areas. The Company was formed on July 23, 1998 in order to acquire substantially all of the assets and liabilities comprising the cable television system of Coaxial Communications of Central Ohio, Inc. ("Coaxial"). On August 21, 1998, Coaxial contributed to the Company all of the assets and liabilities comprising Coaxial's cable television system (the "System") for which Coaxial received a 25% non-voting common membership interest as well as 100% of the voting preferred membership interests in the Company (the "Preferred Interests"). In conjunction therewith, Insight Holdings of Ohio, LLC ("Insight Holdings"), a wholly-owned subsidiary of Insight Communications Company, L.P. ("Insight LP") contributed $10.0 million in cash to the Company for which it received a 75% non-voting common membership interest in Insight Ohio.

On August 21, 1998, Coaxial and Phoenix Associates, a related entity, issued $140.0 million of 10% Senior Notes ("Senior Notes") due in August 2006. The Senior Notes are non-recourse and are secured by the issued and outstanding Series A Preferred Interest and are conditionally guaranteed by the Company. On August 21, 1998, Coaxial Financing Corp. and Coaxial LLC, related entities, issued 12 7/8% Senior Discount Notes due in August 2008 ("Senior Discount Notes"). The Senior Discount Notes have a face amount of $55.9 million and $30.0 million of gross proceeds was received upon issuance. The Senior Discount Notes are non-recourse and are secured by the issued and outstanding Series B Preferred Interest, 100% of the common stock of Coaxial and the notes issued by Coaxial DJM LLC and Coaxial DSM LLC to Coaxial LLC. The Senior Discount Notes are also conditionally guaranteed by the Company.

The Preferred Interests have distribution priorities that provide for distributions to Coaxial and indirectly to Phoenix Associates and Coaxial LLC in amounts equal to the payments required on the Senior Notes and the Senior Discount Notes. The accreted value of the Senior Discount Notes was $40.3 million as of December 31, 2000. Additionally, the Preferred Interests have liquidation preferences equal to their carrying value. Distributions by the Company are subject to certain financial covenants and other conditions set forth in its Senior Credit Facility.

On August 8, 2000, the Company purchased Coaxial's 25% non-voting common equity interest in the Company. The purchase price was 800,000 shares of common stock of Insight LP's general partner, Insight Communications Company, Inc. ("Insight Inc.") and cash in the amount of $2.6 million. In connection with the purchase, the Company's operating agreement was amended to, among other things, remove certain participating rights of the principals of Coaxial and certain of its affiliates (the "Coaxial Entities"). Additionally, the agreement was amended to incorporate 70% of Insight Ohio's total voting power into the common equity interests of the Company and 30% of Insight Ohio's total voting power into the Preferred Interests of the Company.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


1. Business Organization and Purpose (continued)

The Company is prohibited by the terms of its indebtedness from making distributions to Insight Inc. The Company's conditional guarantee of the Senior Notes and the Senior Discount Notes remains in place. If at any time the Senior Notes or Senior Discount Notes are repaid or significantly modified, the principals of the Coaxial Entities may require Insight Inc. to purchase their preferred interests in the Coaxial Entities for a purchase price equal to the difference, if any, of $32.6 million less the then market value of 800,000 shares of Insight Inc.'s common stock issued on August 8, 2000.


2. Summary of Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of current assets and liabilities approximate their fair market value because of the immediate or short-term maturity of these financial instruments.

Revenue Recognition

Revenue includes service, connection and launch fees. Service fees are recorded in the month cable television and pay television services are provided to subscribers. Connection fees are charged for the hook-up of new customers and are recognized as current revenues. Launch fees are deferred and amortized over the period of the underlying contract.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


2. Summary of Significant Accounting Policies (continued)

risk consist primarily of trade accounts receivable. The Company's customer base consists of a number of homes concentrated in the central Ohio area. The Company continually monitors the exposure for credit losses and maintains allowances for anticipated losses. The Company had no significant concentrations of credit risk as of December 31, 2000 or 1999.

Property and Equipment

Property and equipment are stated at cost. Maintenance and repairs are expensed as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation and amortization are removed from the balance sheet, and any gain or loss is reflected in the statement of operations. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the related assets as follows:

          Cable television ("CATV") systems       10 to 15 years
          Furniture & Equipment                       5 years
          Leasehold improvements                  Life of lease

Depreciation expense for the years ended December 31, 2000, 1999 and 1998 was $10.9 million, $7.1 million and $5.3 million, respectively. The carrying value of assets held under capital leases as of December 31, 2000 and 1999 was $8,000 and $117,000, respectively.

The Company internally constructs certain CATV systems. Construction costs capitalized include payroll, fringe benefits and other overhead costs associated with construction activity.

Intangible Assets

Franchise costs are amortized over the lives of the related franchises which range from 7 to 15 years. Other intangible assets are amortized over the estimated useful lives of the related assets up to 15 years.

Long-Lived Assets

The carrying value of long-lived assets is reviewed if facts and circumstances suggest that that they may be impaired. Upon a determination that the carrying value of long-lived assets will not be recovered from the undiscounted future cash flows generated from such assets, the carrying value of such long-lived assets would be considered impaired and would be reduced by a charge to operations in the amount of the impairment based on fair value. Based on a recent analysis, management believes that no impairment of long-lived assets existed at December 31, 2000 or 1999.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


2. Summary of Significant Accounting Policies (continued)

Marketing and Promotional Costs

Marketing and promotional costs are expensed as incurred. Marketing and promotional expense, primarily for campaign and telemarketing-related efforts, was $1.3 million, $1.3 million and $2.2 million for the years ended December 31, 2000, 1999 and 1998, respectively.

Recent Accounting Pronouncements

In June 1998, The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133, as amended by SFAS No. 137, is effective for the Company beginning January 1, 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 will require the Company to recognize all derivatives on the balance sheet at fair value. The Company does not anticipate the adoption of this Statement to have a material impact on its financial statements.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year's presentation.


3. Income Taxes

The Company is a limited liability corporation. Therefore, each member reports his distributive share of income or loss on his respective income tax returns. Prior to August 21, 1998, the Operating Unit was an operating unit within Coaxial, which in turn was a subchapter S Corporation. Therefore, each shareholder reported his distributive share of income or loss on his respective tax return. As a result, the Company does not provide for federal or state income taxes in its accounts. In the event that the limited liability corporation election is terminated, deferred taxes related to book and tax temporary differences would be required to be reflected in the financial statements. As a limited liability company, the liability of the Company's members are limited to their respective investments.

                 INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


4. 401(k) Plan

The Company sponsors various 401(k) Plans (the "Plans") for the benefit of its' employees. All employees who have completed six months of employment and have attained the age of 18 are eligible to participate in the Plans. The Company makes matching contributions equal to a portion of the employees' contribution up to 5% of the employees' wages. Company contributions to the Plans were $129,000, $120,000 and $145,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

5. Credit Facility

The Company has a Senior Credit Facility ("Senior Credit Facility") which provides for revolving credit loans of up to $25.0 million to finance capital expenditures and for working capital and general purposes, including the upgrade of the System's cable plant and for the introduction of new video services. The Senior Credit Facility has a six-year maturity from the date of borrowings, with reductions to the amount of the commitment commencing after three years. The amount available for borrowing is reduced by any outstanding letter of credit obligations. The Company's obligations under the Senior Credit Facility are secured by substantially all the assets of the Company.

The Senior Credit Facility requires the Company to meet certain financial and other debt covenants. Loans under the Senior Credit Facility bear interest, at the Company's option, at the prime rate or at a Eurodollar rate. In addition to the index rates, the Company pays an additional margin percentage tied to its ratio of total debt to adjusted annualized operating cash flow.

Interest expense including fees paid to the lender was $1.9 million and $500,000 for the years ended December 31, 2000 and 1999, respectively. The weighted average interest rate in effect as of December 31, 2000 and 1999 was 8.84% and 7.9%, respectively.

As of December 31, 2000, required annual principal payments under the Senior Credit Facility are as follows (in thousands):

                      2001                       $     -
                      2002                         2,500
                      2003                         3,750
                      2004                        18,750
                      2005                             -
                      Thereafter                       -
                                             -----------
                         Total                   $25,000
                                             ===========

                 INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


6. Related Party Transactions

Through August 8, 2000, Insight Holdings managed the operations of the Company under an operating agreement dated August 21, 1998 which provided for a management fee equal to 3% of the Company's gross operating revenues. In connection with the purchase of Coaxial's 25% common equity interest in the Company, the Company's operating agreement was amended to provide for Insight LP to serve as manager of the Company. Fees under this operating agreement were $1.5 million, $1.4 million and $493,000 for the years ended December 31, 2000, 1999 and 1998, respectively. Prior to August 21, 1998, programming and other operating costs included management fees for services provided by an affiliate of the Company. Such expenses were $1.4 million for the period from January 1, 1998 to August 21, 1998.


7. Long-Lived Assets

Fixed Assets

Fixed assets consist of:

                                                              December 31,
                                                          2000             1999
                                                        -------------------------
                                                             (in thousands)
     Land, buildings and improvements                   $  1,394         $  1,204
     Cable television equipment                          139,583          103,826
     Furniture, fixtures and office equipment                460              424
                                                        -------------------------
                                                         141,437          105,454
     Less accumulated depreciation and amortization      (64,850)         (53,999)
                                                        -------------------------
          Total fixed assets                            $ 76,587         $ 51,455
                                                        =========================

Intangible Assets

Intangible assets consist of:

                                                              December 31,
                                                          2000             1999
                                                        -------------------------
                                                             (in thousands)
      Franchise costs                                   $  7,606         $  7,422
      Other intangible assets                                268              361
                                                        -------------------------
                                                           7,874            7,783
      Less accumulated amortization                       (7,426)          (7,395)
                                                        -------------------------
           Total intangible assets                      $    448         $    388
                                                        =========================

                 INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


8. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consists of:

                                                              December 31,
                                                          2000             1999
                                                        -------------------------
                                                             (in thousands)
    Accounts payable                                    $  5,679         $  9,127
    Accrued programming costs                              2,134            1,890
    Other                                                  3,049            1,181
                                                        -------------------------
      Total accounts payable and accrued expenses       $ 10,862         $ 12,198
                                                        =========================


9. Commitments and Contingencies

Operating Lease Agreements

The Company leases land for tower locations, office equipment, office space and vehicles under various operating lease agreements. Rental expense related to operating lease agreements was $144,000, $126,000 and $106,000 for the years ended December 31, 2000, 1999 and 1998, respectively. These amounts exclude year-to-year utility pole leases of $196,000 for the year ended December 31, 2000 and $191,000 for the years ended December 31, 1999 and 1998, which provide for payments based on the number of poles used.

Future minimum rental commitments required under non-cancelable operating leases as of December 31, 2000 was $25,000 due in 2001.

Litigation

The Company is party in or may be affected by various matters under litigation. Management believes that the ultimate outcome of these matters will not have a significant adverse effect on either the Company's future results of operations or financial position.

                 INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


10. Subsequent Event

Contribution of Insight Ohio

On January 5, 2001, Insight Midwest, L.P. ("Insight Midwest"), a 50-50 partnership between Insight LP and an indirect subsidiary of AT&T Broadband, LLC, completed a series of transactions with Insight LP and certain subsidiaries of AT&T Corp. (the "AT&T Subsidiaries") for the acquisition of additional cable television systems valued at approximately $2.2 billion, including the common equity of the Company (the "AT&T Transactions"). As a result of the AT&T Transactions, Insight Midwest acquired all of Insight LP's wholly-owned systems serving approximately 280,000 customers, including the approximately 85,000 customers served by the Company and including systems which Insight LP purchased from the AT&T Subsidiaries. At the same time, Insight Midwest acquired from the AT&T Subsidiaries systems serving approximately 250,000 customers.

The Company is prohibited by the terms of its indebtedness from making distributions to Insight Midwest. Insight Midwest remains equally owned by Insight LP and AT&T Broadband, and Insight LP continues to serve as the general partner of Insight Midwest and manages and operates the Insight Midwest systems.

Although the financial results of the Company will be consolidated into Insight Midwest as a result of the AT&T Transactions, for financing purposes, the Company is an unrestricted subsidiary under the indentures of Insight Midwest and Insight Inc. The Company's conditional guarantee of the Senior Notes and the Senior Discount Notes remains in place.

                                  INSIGHT INC.

                        PRO FORMA STATEMENT OF OPERATIONS
                      For the year ended December 31, 2000
                                 (in thousands)

                                                                                 Illinois Systems
                                                                                  Contributed By
                                                                        Insight   And Purchased                 Pro Forma
                                            Insight       Insight   Communications   From                        Insight
                                         Communications    Ohio        Excluding     AT&T                     Communications
                                              As            As          Insight      Cable         Pro Forma     Excluding
                                           Reported      Adjusted (H)    Ohio     Subsidiaries(A) Adjustments  Insight Ohio (A)
                                           --------      --------        ----     ------------    -----------  ----------------

Revenues                                     $476,186    $(49,749)    $426,437      $176,910    $ (4,108)(F)      $599,239

Costs & expenses:
  Programming and other operating costs       167,163    $(19,027)     148,136        75,828      (1,629)(F)       222,335

  Selling, general and administrative          94,922    $(10,551)      84,371        27,231      (9,175)(D)       101,502
                                                                                                    (925)(F)


  Depreciation and amortization               236,242    $(23,292)     212,950        49,826           65 (B)      293,964

                                                                                                   33,032 (E)
                                                                                                   (1,909)(F)
                                             --------    --------     --------      --------     --------        ---------

Operating income (loss)                       (22,141)      3,121      (19,020)       24,025      (23,567)         (18,562)

Other income (expense):
  Interest income (expense), net             (109,753)      1,792     (107,961)         --        (80,455)(C)     (188,416)


  Other income (expense)                       (1,250)        274         (976)         --             13 (F)         (963)

                                             --------    --------     --------      --------     --------        ---------
Income (loss) before minority interest and
  equity losses of investees                 (133,144)      5,187     (127,957)       24,025     (104,009)        (207,941)

Minority Interest                              67,773        --         67,773          --         40,397 (G)      108,170

Gain on sale of equity investment              80,943        --         80,943          --                          80,943

Impairment of investments                     (88,554)       --        (88,554)         --                         (88,554)

Equity in loss of investees                    (3,830)       --         (3,830)         --                          (3,830)

                                             --------    --------     --------      --------     --------        ---------

Income (loss) before income taxes            $(76,812)   $  5,187     $(71,625)     $ 24,025     $(63,612)       $(111,212)
                                             ========    ========     ========      ========     ========        =========


                                                                  Pro Forma
                                                                   Insight
                                             Insight Ohio      Communications
                                               Proforma          Including
                                             As adjusted(H)   Insight Ohio (A)
                                             -----------      ----------------


Revenues                                        $ 49,749         $648,988

Costs & expenses:
  Programming and other operating costs           19,027          241,362

  Selling, general and administrative             10,551          112,053



  Depreciation and amortization                   29,090          323,054




                                                 --------         --------

Operating income (loss)                           (8,919)         (27,481)

Other income (expense):
  Interest income (expense), net                  (1,792)        (190,208)


  Other income (expense)                            (274)          (1,237)

                                                 --------         --------
Income (loss) before minority interest and
  equity losses of investees                     (10,985)        (218,926)

Minority Interest                                  5,493          113,663

Gain on sale of equity investment                                  80,943

Impairment of investments                                         (88,554)

Equity in loss of investees                            --          (3,830)

                                                 --------         --------

Income (loss) before income taxes               $ (5,492)       $(116,704)
                                                ========         ========

Notes to Pro Forma Statement of Operations for the Year Ended December 31, 2000

(A) The pro forma data includes the results of operations for the Illinois systems, acquired pursuant to the Transactions, only for the periods during which they were owned by the AT&T Cable Subsidiaries during the year ended December 31, 2000. Listed below are the revenues and EBITDA for such systems for the periods during which they were not owned by the AT&T Cable Subsidiaries. The results below are not included in the pro forma data for the period indicated. If these results were included in the financial data above, revenues and EBITDA excluding Insight Ohio would have been $610.2 million and $375.7 million and revenues and EBITDA including Insight Ohio would have been $659.9 million and $401.1 million for the year ended December 31, 2000. These revenues and EBITDA do not purport to be indicative of what our financial position or results of operations would have been had the above transactions been completed on the dates indicated or to project our results of operations for any future date.

                                                 January 1, 2000 through June
                                                           15, 2000
                                                ------------------------------
                                                   Revenues         EBITDA
                                                --------------  --------------
                                                        (in thousands)
        Previous MediaOne systems.............     $10,939          $4,515

(B) Includes the elimination of amortization of deferred financing costs of $1.8 million resulting from the repayment of the borrowings under the Indiana and Kentucky credit facilities and the recording of $1.4 million of amortization of deferred financing issuance costs for the Insight Midwest 10 1/2 % senior notes and $489,000 of amortization of the deferred financing costs for the Midwest Holdings credit facility

(C) Reflects the net increase in interest expense related to the repayment of all borrowings under the Indiana and Kentucky credit facilities (decrease in interest expense of $93.4 million), the issuance of the Insight Midwest 10 1/2 % senior notes to repay a portion of the Indiana and Kentucky credit facilities (increase in interest expense of $43.7 million), borrowings under the Midwest Holdings credit facility to repay a portion of the Indiana and Kentucky credit facilities, to fund the acquisition of Illinois systems purchased from the AT&T Cable Subsidiaries, and borrowings that we assumed pursuant to the Transactions (increase in interest expense of $130.1 million).

(D) Reflects the elimination of management fee expense related to the AT&T Cable Subsidiary systems.

(E) Includes additional amortization related to a step-up in value of the intangible assets of the Illinois systems acquired from the AT&T Cable Subsidiaries, totalling $104.2 million, which will be amortized on a straight-line basis over fifteen years (increase in depreciation and amortization expense of $6.9 million). In addition, includes an additional increase in amortization of approximately $26.1 million related to the pre-acquisition intangibles, resulting from a reduced period of amortization from 40 years to fifteen years. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.

(F) Reflects the elimination of the operating results of the Claremont, California system exchanged in connection with the Transactions.

(G) Reflects the increase in AT&T Broadband's minority interest, which is calculated at 50% of the operating results of the systems purchased and contributed to Insight Midwest pursuant to the Transactions.

(H) Includes the historical operating results of the Insight Ohio systems for the year ended December 31, 2000, a consolidation adjustment and pro forma adjustments, as follows:

                                                                           Insight
                                            Insight                         Ohio                    Insight Ohio
                                              Ohio        Consolidation      As        Proforma       Proforma
                                          As Reported      Adjustments    Adjusted   Adjustments    as Adjusted
                                          -----------      -----------    --------   -----------    -----------


Revenues                                     $49,749                      $49,749                      $49,749

Costs & expenses:
  Programming and other operating costs       19,027                       19,027                       19,027

  Selling, general and administrative         12,044        (1,493)(1)     10,551                       10,551



  Depreciation and amortization               10,882        12,410(2)      23,292        5,798(3)       29,090


                                             -------       -------        -------      -------         -------

Operating income (loss)                        7,796       (10,917)        (3,121)      (5,798)         (8,919)

Other income (expense):
  Interest income (expense), net              (1,792)                      (1,792)        --            (1,792)


  Other income (expense)                        (274)                        (274)        --              (274)

                                             -------       -------        -------      -------         -------
Income (loss) before minority interest and
  equity losses of investees                   5,730       (10,917)        (5,187)      (5,798)        (10,985)

Minority Interest                                                                        5,493(4)        5,493


                                             -------       -------        -------      -------         -------

Income (loss) before income taxes            $ 5,730       $(10,917)      $(5,187)     $  (305)        $(5,492)
                                             =======       =======        =======      =======         =======

(1) Reflects the elimination of management fee expense related to the Ohio systems.
(2) Reflects actual amortization related to a step-up in value of intangible assets of Insight Ohio of $228.5 million recorded by us in the consolidated Insight Communications financial statements since the date of acquisition, which is being amortized over twelve years. Such amortization schedule is applied based upon the remaining attractive terms of the franchise. The preliminary purchase price has been allocated to franchise rights and goodwill. The purchase price allocation will be finalized upon completion and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.
(3) Reflects an increase in amortization related to a step-up in value of intangible assets of Insight Ohio for the period prior to the acquisition date of August 8, 2000, which is being amortized over twelve years.
(4) Reflects the increase in AT&T Broadband's minority interest, which is calculated at 50% of the operating results of Insight Ohio system contributed to Insight Midwest pursuant to the Transactions.

                                  INSIGHT INC.
                             PRO FORMA BALANCE SHEET

                                December 31, 2000

                                 (in thousands)

                                                                                         Illinois Systems
                                                                                          Contributed By
                                                                                Insight   And Purchased                  Insight
                                                    Insight       Insight   Communications   From                     Communications
                                                 Communications    Ohio        Excluding     AT&T                       As Adjusted
                                                      As            As          Insight      Cable        Pro Forma      Excluding
                                                   Reported      Adjusted (E)    Ohio     Subsidiaries   Adjustments    Insight Ohio
                                                   --------      --------        ----     ------------   -----------  --------------
                     ASSETS

Cash and cash equivalents                      $   33,733     $  (1,169)   $   32,564    $      991    $  (26,500)(A) $    7,055

Investment in debt and equity securities           27,846          --          27,846                                     27,846
Trade accounts receivable, net                     18,169        (2,782)       15,387         6,325           (66)(C)     21,646
Launch funds receivable                            16,123        (1,936)       14,187                                     14,187
Prepaid expenses & other current assets            12,178          (437)       11,741          --            (108)(C)     11,633
                                               ----------    ----------    ----------    ----------    ----------     ----------
  Total current assets                            108,049        (6,324)      101,725         7,316       (26,674)        82,367

Fixed assets, net                                 820,888       (76,587)      744,301       193,002        (1,484)(C)    935,819
Intangible assets, net                          1,298,797      (216,538)    1,082,259     1,063,849       104,219(A)   2,250,229
                                                                                                           (2,640)(C)
                                                                                                            2,542(A)

Other noncurrent assets                            16,852                      16,852          --                         16,852


                                               ----------    ----------    ----------    ----------    ----------     ----------
  Total assets                                 $2,244,586     $(299,449)   $1,945,137    $1,264,167    $   75,963     $3,285,267
                                               ==========    ==========    ==========    ==========    ==========     ==========

       LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable & other current liabilities   $  119,529     $ (16,112)   $  103,417    $    6,174    $     (602)(C) $  108,989
Deferred income taxes                              60,824       (62,265)       (1,441)         --            --           (1,441)
Deferred revenue                                   18,674        (2,550)       16,124          --                         16,124
Due to related parties                                           (1,502)       (1,502)         --                         (1,502)
Debt                                            1,372,523       (25,000)    1,347,523          --         685,500(A)   2,033,023
Preferred interests                               180,281      (180,281)         --            --            --             --
                                               ----------    ----------    ----------    ----------    ----------     ----------
  Total liabilities                             1,748,931      (284,810)    1,464,121         6,174       684,898      2,155,193

Minority interest                                 (47,925)         --         (47,925)         --         563,314(B)     515,389
Stockholders' equity                              540,680       (11,739)      528,941     1,257,993    (1,172,249)(D)    614,685
                                               ----------    ----------    ----------    ----------    ----------     ----------
  Total liabilities & stockholders' equity     $2,244,586     $(299,449)   $1,945,137    $1,264,167    $   75,963     $3,285,267
                                               ==========    ==========    ==========    ==========    ==========     ==========

                                                                  Pro Forma
                                                   Proforma        Insight
                                                   Insight      Communications
                                                     Ohio         Including
                                               As Adjusted (E)   Insight Ohio
                                               ---------------   ------------



                     ASSETS

Cash and cash equivalents                       $  1,169       $     8,224

Investment in debt and equity securities               -            27,846
Trade accounts receivable, net                     2,782            24,428
Launch funds receivable                            1,936            16,123
Prepaid expenses & other current assets              437            12,070
                                                ---------      ------------
  Total current assets                             6,324            88,691

Fixed assets, net                                 76,587         1,012,406
Intangible assets, net                           216,538         2,466,767



Other noncurrent assets                                -            16,852

                                                ---------      ------------
  Total assets                                  $ 299,449      $  3,584,716
                                                =========      ============

       LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable & other current liabilities      16,112           125,101

Deferred income taxes                             62,265            60,824
Deferred revenue                                   2,550            18,674
Due to related parties                             1,502                 -
Debt                                              25,000         2,058,023
Preferred interests                              180,281           180,281
                                                ---------      ------------
  Total liabilities                              287,710         2,442,903

Minority interest                                  5,869           521,258
Stockholders' equity                               5,870           620,555
                                                ---------      ------------
  Total liabilities & stockholders' equity       299,449         3,584,716
                                                =========      ============

Notes to Pro Forma Balance Sheet as of December 31, 2000

(A)  Reflect the following:

     . A step-up in value of intangible assets of the Illinois systems acquired from the AT&T Cable Subsidiaries totaling $104.2 million. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material;

     . Borrowings of $379.5 million under the Midwest Holdings credit facility and a decrease in cash and cash equivalents of $26.5 million to fund the acquisition of the Illinois systems and related financing costs;

     . Borrowings of $306.0 million that we assumed pursuant to the Transaction;

     . Write-off of deferred financing costs of approximately $9.0 associated with the refinancing of borrowings with the proceeds of the Midwest Holdings credit facility; and

     . Recording of deferred financing costs of approximately $11.5 million associated with the Midwest Holdings credit facility

(B) Reflects the increase in AT&T Broadband's minority interest in Insight Midwest's net assets based on AT&T Broadband's 50% share of the value of the net assets purchased by and contributed to Insight Midwest pursuant to the Transactions.

(C) Reflects the elimination of the Claremont, California system exchange in connection with the Transaction

(D)  Reflects the following:
     .  Elimination of historical net assets of Illinois systems
        contributed by and purchased from AT&T Cable Subsidiares   $(1,257,993)
     .  Net Increase in fair value of net assets acquired
        pursuant to the Transaction                                    104,219
     .  Net decrease in fair value of the Claremont,
        Californa system                                                (3,697)
     .  Write-off deferred financing costs and other                   (14,778)
                                                                     ---------
                                                                     1,172,249
                                                                     =========

(E) Includes the balance sheet of Insight Ohio as of December 31, 2000, including transaction and a proforma adjustments as follows:


                                                                                                                    Pro Forma
                                                                                                                     Insight
                                                  Insight                                                             Ohio
                                                    Ohio          Transaction      Insight Ohio      Pro Forma         As
                                                As Reported       Adjustments        Adjusted      Adjustments      Adjusted
                                                -----------       -----------        --------      -----------      --------
                     ASSETS

Cash and cash equivalents                        $  1,169                          $   1,169                        $  1,169

Investment in debt and equity securities             --                                 --                              --
Trade accounts receivable, net                      2,782                              2,782                           2,782
Launch funds receivable                             1,936                              1,936                           1,936
Prepaid expenses & other current assets               437                                437                             437
                                                 --------           ---------      ---------            ------      --------
  Total current assets                              6,324             --               6,324            -              6,324

Fixed assets, net                                  76,587                             76,587                          76,587
Intangible assets, net                                448           $ 216,090(1)     216,538                         206,538
                                                                            0
                                                 --------           ---------      ---------            ------      --------
  Total assets                                   $ 83,359           $ 216,090        299,449            -           $299,449
                                                 ========           =========      =========            ======      ========

       LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable & other current liabilities     $ 16,112                           $ 16,112                        $ 16,112

Deferred income taxes                                                  62,265(1)      62,265                          62,265
Deferred revenue                                    2,550                              2,550                           2,550
Due to related parties                              1,502                              1,502                           1,502
Debt                                               25,000                             25,000                          25,000

Preferred interests                               180,281                            180,281            -            180,281
                                                 --------           ---------      ---------            ------      --------
  Total liabilities                               225,445              62,265        284,810            -            284,810

Minority interest                                                                                        5,869  (2)    5,869
Stockholders' equity                             (142,086)            153,825         11,739            (5,869) (2)    5,870
                                                 --------           ---------      ---------            ------      --------
  Total liabilities & stockholders' equity       $ 83,359           $ 216,090      $ 289,449            -           $299,449
                                                 ========           =========      =========            ======      ========


(1) Reflects a step-up in value of intangible assets of Insight Ohio of $228.5 million recorded by us in the consolidated Insight Communication financial statements, which is being amortized over twelve years. The preliminary purchase price has been allocated to franchise rights and goodwill. The purchase price allocation will be finalized upon completion and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.
(2) Reflects the increase in AT&T Broadband's minority interest in Insight Midwest's net assets based on AT&T Broadband's 50% share of the value of the net assets of Insight Ohio contributed to Insight Midwest pursuant to the Transactions.